Exhibit 3.2

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST

AND

TRUST AGREEMENT

OF

EQUINOX FRONTIER FUNDS

Dated as of December 9, 2013

By and Among

EQUINOX FUND MANAGEMENT, LLC

WILMINGTON TRUST COMPANY

and

THE UNITHOLDERS

from time to time hereunder

i

ii

iii

EQUINOX FRONTIER FUNDS

SECOND AMENDED AND RESTATED

DECLARATION OF TRUST AND TRUST AGREEMENT

This second amended and restated declaration of trust and trust agreement of Equinox Frontier Funds (the “Trust Agreement”) is made and entered into as of the 9th day of December, 2013, by and among Equinox Fund Management, LLC, a Delaware limited liability company (the “Managing Owner”), Wilmington Trust Company, a Delaware company, as trustee (the “Trustee”), and the Unitholders from time to time hereunder.

WHEREAS, the parties hereto desire to amend and restate the amended and restated declaration of trust and trust agreement of the Trust as of the above date as set forth herein to provide for the governance of the Trust and set forth in detail their respective rights and duties relating to the Trust.

NOW, THEREFORE, in consideration of the mutual promises and agreements herein contained, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, hereby agree as follows:

ARTICLE I

DEFINITIONS; THE TRUST

SECTION 1.1 Definitions. These definitions contain certain provisions required by the NASAA Guidelines and, except for minor exceptions, are included verbatim from such Guidelines, and, accordingly, may not, in all cases, be relevant. As used in this Trust Agreement, the following terms shall have the following meanings unless the context otherwise requires:

“Affiliate of the Managing Owner” means: (i) any officer, director or partner of the Managing Owner, (ii) any corporation, partnership, trust or other entity controlling, controlled by or under common control with the Managing Owner or any Person described in clause (i) above, (iii) any officer, director, trustee or general partner of any Person who is a member, other than as limited partner, with any Person described in clause (i) or (ii) above, in a relationship of joint venture, general partnership or similar form of unincorporated business association. For purposes of this definition the term “control” shall also mean the control or ownership of ten percent (10%) or more of the beneficial interest in the Person referred to.

“Benefit Plan Investor” means any ERISA Plan and any entity whose underlying assets include plan assets by reason of an ERISA Plan’s investment in such entity.

“Business Day” means a day other than a Saturday, Sunday or other day when banks and/or securities exchanges in the City of New York or the City of Wilmington are authorized or obligated by law or executive order to close.

“Capital Contribution” means the amount contributed and agreed to be contributed to the Trust or any Series in the Trust by any subscriber or by the Managing Owner, as applicable, in accordance with Article III hereof.

“CE Act” means the Commodity Exchange Act, as amended.

“Certificate of Trust” means the Restated Certificate of Trust of the Trust in the form attached hereto as Exhibit A-1, filed with the Secretary of State of the State of Delaware pursuant to Section 3810 of the Delaware Statutory Trust Act.

“CFTC” means the Commodity Futures Trading Commission.

“Class” means any separate class within any Series of Units of the Trust as provided in Sections 3806(b)(1) of the Delaware Statutory Trust Act, the Units of which will have the rights, duties and privileges with respect to the Trust Estate of such Series as are set forth in this Trust Agreement, any document creating such Class or any Prospectus relating thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commodities” means positions in Commodity Contracts, forward contracts, foreign exchange positions and traded physical commodities, as well as cash commodities resulting from any of the foregoing positions.

“Commodity Broker” means any person who engages in the business of effecting transactions in Commodity Contracts for the account of others or for his or her own account.

“Commodity Contract” means any contract or option thereon providing for the delivery or receipt at a future date of a specified amount and grade of a traded physical commodity at a specified price and delivery point.

“Continuous Offering Period” means, with respect to each Series, the period following the conclusion of the Initial Offering Period for such Series and ending on the date when the number of Units of such Series permitted to be sold pursuant to Section 3.2 are sold, but in no event later than December 31, 2053.

“Corporate Trust Office” means the principal office at which at any particular time the corporate trust business of the Trustee is administered, which office at the date hereof is located at 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

“Delaware Statutory Trust Act” means Chapter 38 of Title 12 of the Delaware Code, 12 Del. C. §3801 et seq., as the same may be amended from time to time.

“Disposition Gain” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized gain (including the portion thereof, if any, treated as ordinary income) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Section 988 or 1256 (or any successor provisions) of the Code.

“Disposition Loss” means, with respect to each Series, for each Fiscal Year, the Series’ aggregate recognized loss (including the portion thereof, if any, treated as ordinary loss) resulting from each disposition of Series assets during such Fiscal Year with respect to which gain or loss is recognized for federal income tax purposes, including, without limitation, any gain or loss required to be recognized by the Series for federal income tax purposes pursuant to Sections 988 or 1256 (or any successor provisions) of the Code.

“DOL” means the United States Department of Labor.

“Eastern Time” means Eastern Standard Time or Eastern Daylight Time, as applicable, on the relevant day. “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Plan” means a Plan that is subject to Part 4 of Subtitle B of Title I of ERISA or Section 4975 of the Code. “Fiscal Quarter” shall mean each period ending on the last day of each March, June, September and December of each Fiscal Year.

“Fiscal Year” shall have the meaning set forth in Article X hereof.

“GAAP” shall mean generally accepted accounting principles in the United States, consistently applied under the accrual method of accounting.

“Initial Offering Period” means (i) with respect to each Series in which Units have not been issued as of the date on the cover page of this Agreement, the period commencing upon the effectiveness of the first Registration Statement covering Units of such Series and terminating no later than the date stated in the Prospectus filed as part of such Registration Statement, in each case unless extended for up to an additional ninety (90) days at the sole discretion of the Managing Owner, and (ii) with respect to each Series in which Units have been issued as of the date on the cover page of this Agreement, the period specified as the Initial Offering Period for such Series in the first Registration Statement covering Units of such Series.

“Limited Owner” means any person or entity who becomes a holder of Limited Units (as defined in Article III) and who is listed as such on the books and records of the Trust, and may include the Managing Owner with respect to the Limited Units purchased by it.

“IRS” means the Internal Revenue Service.

“Losses” means, with respect to each Series, for each Fiscal Year, losses of the Series as determined for federal income tax purposes, and each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Managing Owner” means Equinox Fund Management, LLC or any substitute therefor as provided herein.

“Margin Call” means a demand for additional funds after the initial good faith deposit required to maintain a customer’s account in compliance with the requirements of a particular commodity exchange or of a commodity broker.

“Multi-Advisor Series” means any Series that will or may employ multiple Trading Advisors from time to time.

“NASAA Guidelines” means the North American Securities Administrators Association, Inc. Guidelines for the Registration of Commodity Pool Programs as last amended and restated.

“Net Asset Value of a Series” means the total assets in the Trust Estate of a Series including, but not limited to, all cash and cash equivalents (valued at cost plus accrued interest and amortization of original issue discount) less total liabilities of the Series, each determined on the basis of GAAP, including, but not limited to, the extent specifically set forth below:

(a) Net Asset Value of a Series shall include any unrealized profit or loss on open Commodities and Swap positions, and any other credit or debit accruing to the Series but unpaid or not received by the Series.

(b) All open commodity futures contracts and options traded on a United States exchange are calculated at their then current market value, which shall be based upon the settlement price for that particular commodity futures contract or option traded on the applicable United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a United States exchange could not be liquidated on such day, due to the operation of daily limits or other rules of the exchange upon which that position is traded or otherwise, the settlement price on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open commodity futures contracts and options traded on a non-United States exchange shall be based upon the liquidating value for that particular commodity futures contract or option traded on the applicable non-United States exchange on the date with respect to which Net Asset Value of a Series is being determined; provided, that if a commodity futures contract or option traded on a non-United States exchange could not be liquidated on such day, due to the operation of rules of the exchange upon which that position is traded or otherwise, the liquidating value on the first subsequent day on which the position could be liquidated shall be the basis for determining the market value of such position for such day. The current market value of all open forward contracts entered into by a Series shall be the mean between the last bid and last asked prices quoted by the bank or financial institution which is a party to the contract on the date with respect to which Net Asset Value of a Series is being determined; provided, that if such quotations are not available on such date, the mean between the last bid and asked prices on the first subsequent day on which such quotations are available shall be the basis for determining the market value of such forward contract for such day. The Managing Owner may in its discretion value any of the Trust Estate pursuant to such other principles as it may deem fair and equitable so long as such principles are consistent with normal industry standards.

(c) Interest earned on a Series commodity brokerage account shall be accrued at least daily.

(d) The amount of any distribution made pursuant to Article VI hereof shall be a liability of the Series from the day when the distribution is declared until it is paid.

“Net Asset Value of a Series per Unit” means the Net Asset Value of a Series divided by the number of Units of a Series outstanding on the date of calculation.

“Net Worth” means the excess of total assets over total liabilities as determined by generally accepted accounting principles. Net Worth shall be determined exclusive of home, home furnishings and automobiles.

“NFA” means the National Futures Association.

“Organization and Offering Expenses” shall have the meaning set forth in Section 4.7 of this Trust Agreement.

“Person” means any natural person, partnership, limited liability company, statutory trust, corporation, business trust, association, Benefit Plan Investor or other legal entity.

“Plan” means pension, profit-sharing, stock bonus, individual retirement accounts, Keogh plans, welfare benefit plans and other employee benefit plans, whether or not subject to ERISA or Section 4975 of the Code.

“Profits” means, with respect to each Series for each Fiscal Year, the income of the Series, as determined for Federal income tax purposes, with each item of income, gain, loss or deduction entering into the computation thereof, except that any gain or loss taken into account in determining the Disposition Gain or the Disposition Loss of the Series for such Fiscal Year shall not enter into such computations.

“Prospectus” means the final prospectus and disclosure document of the Trust and any Series thereof, constituting a part of the Registration Statement, as filed with the Securities and Exchange Commission and declared effective thereby, as the same may at any time and from time to time be amended or supplemented after the effective date(s) of the Registration Statement(s).

“Pyramiding” means the use of unrealized profits on existing Commodities positions to provide margins for additional Commodities positions of the same or a related commodity.

“Redemption Date” means the Business Day falling one (1) Business Day after the Managing Owner’s receipt of a request for redemption; provided, that a request for redemption received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing.

“Registration Statement” means each registration statement on Form S-1, as amended, filed with the Securities and Exchange Commission pursuant to which the Trust registered the Limited Units of a Series, as the same may at any time and from time to time be further amended or supplemented.

“Series” means a separate series of the Units in the Trust as provided in Sections 3806(b)(2) and 3804 of the Delaware Statutory Trust Act, the Units of which shall be beneficial interests in the Trust Estate separately identified with and belonging to such Series.

“Series Maximum” means, with respect to each Series, the maximum number of Limited Units of such Series to be offered during the Initial Offering Period and Continuous Offering Period for such Series as set forth in the applicable Prospectus.

“Series Subscription Minimum” means, with respect to each Series, the minimum amount of subscription proceeds which must be received for such Series during the Initial Offering Period for such Series as set forth in the applicable Prospectus.

“Sponsor” means any person directly or indirectly instrumental in organizing the Trust or any person who will manage or participate in the management of the Trust, including the Managing Owner who pays any portion of the Organizational Expenses of the Trust and any other person who regularly performs or selects the persons who perform services for the Trust. Sponsor does not include wholly independent third parties such as attorneys, accountants, and underwriters whose only compensation is for professional services rendered in connection with the offering of the units. The term “Sponsor” shall be deemed to include its Affiliates.

“Subscription Agreement” means the agreement included as an exhibit to the Prospectus pursuant to which subscribers may subscribe for the purchase of the Limited Units.

“Swap” means a swap contract, including a swap contract designed to provide investment returns linked to those produced by one or more investment products or indices.

“Trading Advisor” means any person or entity, acting in its capacity as a commodity trading advisor (i.e., any person who for any consideration engages in the business of advising others, either directly or indirectly, as to the value, purchase, or sale of Commodity Contracts or commodity options) to a Series, and any substitute(s) therefor as provided herein.

“Trust” means Equinox Frontier Funds formed pursuant to this Trust Agreement.

“Trust Agreement” means this Second Amended and Restated Declaration of Trust and Trust Agreement as the same may at any time or from time to time be amended.

“Trustee” means Wilmington Trust Company or any substitute therefor as provided herein, acting not in its individual capacity but solely as trustee of the Trust.

“Trust Estate” means, with respect to a Series, any cash, commodity futures, forward and option contracts, all funds on deposit in the Series’ accounts, and any other property held by the Series, and all proceeds therefrom, including any rights of the Series pursuant to any Subscription Agreement and any other agreements to which the Trust or a Series thereof is a party.

“Unitholders” means the Managing Owner and all Limited Owners, as holders of Units of a Series, where no distinction is required by the context in which the term is used.

“Units” means the beneficial interest of each Unitholder in the profits, losses, distributions, capital and assets of a Series. The Managing Owner’s Capital Contributions shall be represented by “General” Units and a Limited Owner’s Capital Contributions shall be represented by “Limited” Units. Units need not be represented by certificates.

“Valuation Date” means the date as of which the Net Asset Value of a Series is determined.

“Valuation Period” means a regular period of time between Valuation Dates.

“Valuation Point” means the close of business on each day, or such other day as may be determined by the Managing Owner.

SECTION 1.2 Name.

(a) The name of the Trust is “Equinox Frontier Funds. ” The Trustee and the Managing Owner may, in such name, engage in the business of the Trust, make and execute contracts and other instruments on behalf of the Trust and sue and be sued on behalf of the Trust.

SECTION 1.3 Delaware Trustee; Business Offices.

(a) The sole trustee of the Trust is Wilmington Trust Company, which is located at the Corporate Trust Office or at such other address in the State of Delaware as the Trustee may designate in writing to the Unitholders. The Trustee shall receive service of process on the Trust in the State of Delaware at the foregoing address. In the event the Trustee resigns or is removed as the trustee, the Trustee of the Trust in the State of Delaware shall be the successor trustee.

(b) The principal office of the Trust, and such additional offices as the Managing Owner may establish, shall be located at such place or places inside or outside the State of Delaware as the Managing Owner may designate from time to time in writing to the Trustee and the Unitholders. Initially, the principal office of the Trust shall be at c/o Equinox Fund Management, LLC, 1775 Sherman Street, Suite 2500, Denver, Colorado 80203.

(c) The Managing Owner, as grantor of the Trust, hereby contributes, and the Trustee hereby acknowledges that the Trust has received, the sum of $1,000 per Series in bank accounts in the name of each Series of the Trust controlled by the Managing Owner, and the Trustee hereby declares that it shall hold such sum in trust, upon and subject to the conditions set forth herein for the use and benefit of the Unitholders. It is the intention of the parties hereto that the Trust shall be a statutory trust under the Delaware Statutory Trust Act and that this Trust Agreement shall constitute the governing instrument of the Trust. It is not the intention of the parties hereto to create a general partnership, limited partnership, joint stock association, corporation, bailment or any form of legal relationship other than a Delaware statutory trust except to the extent that the Trust constitutes a partnership under the Code and applicable state and local tax laws. Nothing in this Trust Agreement shall be construed to make the Unitholders partners or members of a joint stock association except to the extent such Unitholders are deemed to be partners under the Code and applicable state and local tax laws. Notwithstanding the foregoing, it is the intention of the parties that the Trust be treated as a partnership under the Code and applicable state and local tax laws. In furtherance of the foregoing, the Trust shall not elect to be treated as an association taxable as a corporation for federal income tax purposes. Effective as of the date hereof, the Trustee and the Managing Owner shall have all of the rights, powers and duties set forth herein and in the Delaware Statutory Trust Act with respect to accomplishing the purposes of the Trust. The Trustee has filed the certificate of trust required by Section 3810 of the Delaware Statutory Trust Act in connection with the formation of the Trust under the Delaware Statutory Trust Act.

SECTION 1.4 Purposes and Powers. The purposes of the Trust and each Series shall be (a) to trade, buy, sell, spread or otherwise acquire, hold or dispose of commodity futures, forward and option contracts, including foreign futures, forward contracts and foreign exchange positions worldwide; (b) to enter into any lawful transaction and engage in any lawful activities in furtherance of or incidental to the foregoing purposes; and (c) as determined from time to time by the Managing Owner, to engage in any other lawful business or activity for which a statutory trust may be organized under the Delaware Statutory Trust Act. The Trust shall have all of the powers specified in Section 15.1 hereof, including, without limitation, all of the powers which may be exercised by a Managing Owner on behalf of the Trust under this Trust Agreement.

SECTION 1.5 Tax Treatment.

(a) The Tax Matters Partner (as defined in Section 6231 of the Code and any corresponding state and local tax law) of the Trust shall initially be the Managing Owner. The Tax Matters Partner, at the expense of the Trust, (i) shall prepare or cause to be prepared and filed the Trust’s tax returns as a partnership for federal, state and local tax purposes and (ii) shall be authorized to perform all duties imposed by Section 6221 et seq. of the Code, including, without limitation, (A) the power to conduct all audits and other administrative proceedings with respect to the tax items; (B) the power to extend the statute of limitations for all Unitholders with respect to the tax items; (C) the power to file a petition with an appropriate federal court for review of a final administrative adjustment of any tax items; and (D) the power to enter into a settlement with the IRS on behalf of, and binding upon, those Limited Owners having less than one percent (1%) interest in the Trust, unless a Limited Owner shall have notified the IRS and the Managing Owner that the Managing Owner shall not act on such Limited Owner’s behalf. The designation made by each Unitholder in this Section 1.5(a) is hereby approved by each Unitholder as an express condition to becoming a Unitholder. Each Unitholder agrees to take any further action as may be required by regulation or otherwise to effectuate such designation. Subject to Section 4.6, the Trust shall indemnify, to the full extent permitted by law, the Managing Owner from and against any damages or losses (including attorneys’ fees) arising out of or incurred in connection with any action taken or omitted to be taken by it in carrying out its responsibilities as Tax Matters Partner, provided such action taken or omitted to be taken does not constitute fraud, negligence or misconduct.

(b) Each Unitholder shall furnish the Managing Owner and the Trustee with information necessary to enable the Managing Owner to comply with United States federal income tax information reporting requirements in respect of such Unitholder’s Units.

SECTION 1.6 General Liability of the Managing Owner.

(a) Subject to the restrictions set forth in Section 4.6 hereof, the Managing Owner shall be liable for the acts, omissions, obligations and expenses of each Series of the Trust, to the extent not paid out of the assets of the Series, to the same extent the Managing Owner would be so liable if each Series were a partnership under the Delaware Revised Uniform Limited Partnership Act and the Managing Owner were a general partner of such partnership. The foregoing provision shall not, however, limit the ability of the Managing Owner to limit its liability by contract. The obligations of the Managing Owner under this Section 1.6 shall be evidenced by its ownership of the General Units which, solely for purposes of the Delaware Statutory Trust Act, will be deemed to be a separate Class of Units in each Series. Without limiting or affecting the liability of the Managing Owner as set forth in this Section 1.6, notwithstanding anything in this Trust Agreement to the contrary, Persons having any claim against the Trust by reason of the transactions contemplated by this Trust Agreement and any other agreement, instrument, obligation or other undertaking to which the Trust is a party, shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof.

(b) Subject to Sections 8.1 and 8.3 hereof, no Unitholder, other than the Managing Owner, to the extent set forth above, shall have any personal liability for any liability or obligation of the Trust or any Series thereof.

SECTION 1.7 Legal Title. Legal title to all the Trust Estate shall be vested in the Trust as a separate legal entity; except where applicable law in any jurisdiction requires any part of the Trust Estate to be vested otherwise, the Managing Owner may cause legal title to the Trust Estate or any portion thereof to be held by or in the name of the Managing Owner or any other Person as nominee.

SECTION 1.8 Series Trust. The Units of the Trust shall be divided into Series as provided in Section 3806(b)(2) of the Delaware Statutory Trust Act. Accordingly, it is the intent of the parties hereto that Articles IV, V, VI, VII, VIII, IX, X and XIII of this Trust Agreement shall apply also with respect to each such Series as if each such Series were a separate statutory trust under the Delaware Statutory Trust Act, and each reference to the term Trust in such Articles shall be deemed to be a reference to each Series to the extent necessary to give effect to the foregoing intent. The use of the terms Trust or Series in this Trust Agreement shall in no event alter the intent of the parties hereto that the Trust receive the full benefit of the limitation on interseries liability as set forth in Section 3804 of the Delaware Statutory Trust Act.

ARTICLE II

THE TRUSTEE

SECTION 2.1 Term; Resignation.

(a) Wilmington Trust Company has been appointed and hereby agrees to continue to serve as the trustee of the Trust. The Trust shall have only one trustee unless otherwise determined by the Managing Owner. The Trustee shall serve until such time as the Managing Owner removes the Trustee or the Trustee resigns and a successor trustee is appointed by the Managing Owner in accordance with the terms of Section 2.5 hereof.

(b) The Trustee may resign at any time upon the giving of at least sixty (60) days’ advance written notice to the Trust; provided, that such resignation shall not become effective unless and until a successor trustee shall have been appointed by the Managing Owner in accordance with Section 2.5 hereof. If the Managing Owner does not act within such sixty (60) day period, the Trustee may apply to the Court of Chancery of the State of Delaware for the appointment of a successor trustee.

SECTION 2.2 Powers. Except to the extent expressly set forth in Section 1.3 and this Article II, the duty and authority of the Trustee to manage the business and affairs of the Trust is hereby delegated to the Managing Owner, which duty and authority the Managing Owner may further delegate as provided herein, all pursuant to Section 3806(b)(7) of the Delaware Statutory Trust Act. The Trustee shall have only the rights, obligations and liabilities specifically provided for herein and in the Delaware Statutory Trust Act and shall have no implied rights, obligations and liabilities with respect to the business and affairs of the Trust. The Trustee shall have the power and authority to execute, deliver, acknowledge and file all necessary documents and to maintain all necessary records of the Trust as required by the Delaware Statutory Trust Act. The Trustee shall provide prompt notice to the Managing Owner of its performance of any of the foregoing. The Managing Owner shall reasonably keep the Trustee informed of any actions taken by the Managing Owner with respect to the Trust that affect the rights, obligations or liabilities of the Trustee hereunder or under the Delaware Statutory Trust Act. Notwithstanding anything set forth herein to the contrary, the Trustee shall have no power, duty or authority to execute in connection with the Trust any documents, reports or certificates required by the Sarbanes-Oxley Act of 2002.

SECTION 2.3 Compensation and Expenses of the Trustee. The Trustee shall be entitled to receive from the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) reasonable compensation for its services hereunder as set forth in a separate fee agreement and shall be entitled to be reimbursed by the Managing Owner or an Affiliate of the Managing Owner for reasonable out-of-pocket expenses incurred by it in the performance of its duties hereunder, including without limitation, the reasonable compensation, out-of-pocket expenses and disbursements of counsel and such other agents as the Trustee may employ in connection with the exercise and performance of its rights and duties hereunder.

SECTION 2.4 Indemnification. The Managing Owner agrees, whether or not any of the transactions contemplated hereby shall be consummated, to assume liability for, and does hereby indemnify, protect, save and keep harmless the Trustee and its successors, assigns, legal representatives, officers, directors, agents and servants (the “Indemnified Parties”) from and against any and all liabilities, obligations, losses, damages, penalties, taxes (excluding any taxes payable by the Trustee on or measured by any compensation received by the Trustee for its services hereunder or any indemnity payments received by the Trustee pursuant to this Section 2.4), claims, actions, suits, costs, expenses or disbursements (including legal fees and expenses) of any kind and nature whatsoever (collectively, “Expenses”), which may be imposed on, incurred by or asserted against the Indemnified Parties in any way relating to or arising out of the formation, operation or termination of the Trust, the execution, delivery and performance of any other agreements to which the Trust is a party or the action or inaction of the Trustee hereunder or thereunder, except for Expenses resulting from the negligence or willful misconduct of the Indemnified Parties. The indemnities contained in this Section 2.4 shall survive the termination of this Trust Agreement or the removal or resignation of the Trustee. The Indemnified Parties shall not be entitled to indemnification from the Trust Estate.

SECTION 2.5 Successor Trustee. Upon the resignation or removal of the Trustee, the Managing Owner shall appoint a successor trustee by delivering a written instrument to the outgoing Trustee. Any successor trustee must satisfy the requirements of Section 3807 of the Delaware Statutory Trust Act. Any resignation or removal of the Trustee and appointment of a successor trustee shall not become effective until a written acceptance of appointment is delivered by the successor trustee to the outgoing Trustee and the Managing Owner and any fees and expenses due to the outgoing Trustee are paid. Following compliance with the preceding sentence, the successor trustee shall become fully vested with all of the rights, powers, duties and obligations of the outgoing Trustee under this Trust Agreement, with like effect as if originally named as Trustee, and the outgoing Trustee shall be discharged of its duties and obligations under this Trust Agreement.

SECTION 2.6 Liability of Trustee. Except as otherwise provided in this Article II, in accepting the trust created hereby, Wilmington Trust Company acts solely as Trustee hereunder and not in its individual capacity, and all Persons having any claim against the Trustee by reason of the transactions contemplated by this Trust Agreement and any other agreement to which the Trust is a party shall look only to the Trust Estate in accordance with Section 3.7 hereof for payment or satisfaction thereof; provided, however, that in no event is the foregoing intended to affect or limit the liability of the Managing Owner as set forth in Section 1.6 hereof. The Trustee shall not be liable or accountable hereunder or under any other agreement to which the Trust is a party, except for its own negligence or willful misconduct. In particular, but not by way of limitation:

(a) The Trustee shall have no liability or responsibility for the validity or sufficiency of this Trust Agreement or for the form, character, genuineness, sufficiency, value or validity of the Trust Estate;

(b) The Trustee shall not be liable for any actions taken or omitted to be taken by it in accordance with the instructions of the Managing Owner;

(c) The Trustee shall not have any liability for the acts or omissions of the Managing Owner;

(d) The Trustee shall not be liable for its failure to supervise the performance of any obligations of the Managing Owner, any commodity broker, selling agent or any Trading Advisor(s);

(e) No provision of this Trust Agreement shall require the Trustee to expend or risk funds or otherwise incur any financial liability in the performance of any of its rights or powers hereunder if the Trustee shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured or provided to it;

(f) Under no circumstances shall the Trustee be liable for indebtedness evidenced by or other obligations of the Trust arising under this Trust Agreement or any other agreements to which the Trust is a party;

(g) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Trust Agreement, or to institute, conduct or defend any litigation under this Trust Agreement or any other agreements to which the Trust is a party, at the request, order or direction of the Managing Owner or any Unitholders unless the Managing Owner or such Unitholders have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities that may be incurred by the Trustee (including, without limitation, the reasonable fees and expenses of its counsel) therein or thereby; and

(h) Notwithstanding anything contained herein to the contrary, the Trustee shall not be required to take any action in any jurisdiction other than in the State of Delaware if the taking of such action will (i) require the consent or approval or authorization or order of or the giving of notice to, or the registration with or taking of any action in respect of, any state or other governmental authority or agency of any jurisdiction other than the State of Delaware, (ii) result in any fee, tax or other governmental charge under the laws of any jurisdiction or any political subdivision thereof in existence as of the date hereof other than the State of Delaware becoming payable by the Trustee or (iii) subject the Trustee to personal jurisdiction, other than in the State of Delaware, for causes of action arising from personal acts unrelated to the consummation of the transactions by the Trustee, as the case may be, contemplated hereby.

SECTION 2.7 Reliance; Advice of Counsel.

(a) In the absence of bad faith, the Trustee may conclusively rely upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Trust Agreement in determining the truth of the statements and the correctness of the opinions contained therein, and shall incur no liability to anyone in acting on any signature, instrument, notice, resolutions, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it to be signed by the proper party or parties and need not investigate any fact or matter pertaining to or in any such document; provided, however, that the Trustee shall have examined any certificates or opinions so as to determine compliance of the same with the requirements of this Trust Agreement. The Trustee may accept a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the method of the determination of which is not specifically prescribed herein, the Trustee may for all purposes hereof rely on a certificate, signed by the president or any vice president or by the treasurer or other authorized officers of the relevant party, as to such fact or matter, and such certificate shall constitute full protection to the Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon.

(b) In the exercise or administration of the Trust hereunder and in the performance of its duties and obligations under this Trust Agreement, the Trustee, at the expense of the Managing Owner or an Affiliate of the Managing Owner (other than the Trust) (i) may act directly or through its agents, attorneys, custodians or nominees pursuant to agreements entered into with any of them, and the Trustee shall not be liable for the conduct or misconduct of such agents, attorneys, custodians or nominees if such agents, attorneys, custodians or nominees shall have been selected by the Trustee with reasonable care and (ii) may consult with counsel, accountants and other skilled professionals to be selected with reasonable care by it. The Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the opinion or advice of any such counsel, accountant or other such Persons.

ARTICLE III

UNITS; CAPITAL CONTRIBUTIONS

SECTION 3.1 General.

(a) The Managing Owner shall have the power and authority, without Limited Owner approval, to issue Units in one or more Series from time to time as it deems necessary or desirable. Each Series shall be separate from all other Series in respect of the assets and liabilities allocated to that Series and shall represent a separate investment portfolio of the Trust. The Managing Owner shall have exclusive power without the requirement of Limited Owner approval to establish and designate such separate and distinct Series, as set forth in Section 3.4, and to fix and determine the relative rights, duties and preferences as between the Units of the separate Series as to right of redemption, management fees, incentive fees, trading advisors, leverage, special and relative rights as to dividends and other distributions and on liquidation, conversion rights, and conditions under which the Series shall have separate voting rights or no voting rights.

(b) The Managing Owner may, without Limited Owner approval, divide Units of any Series into two or more Classes, Units of each such Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Series shall have been initially established and designated without any specific establishment or designation of Classes, shall not limit the authority of the Managing Owner to divide a Series and establish and designate separate Classes thereof.

(c) The Managing Owner may, without Limited Owner approval, divide Units of any Class into two or more Sub-Classes, Units of each such Sub-Class having such preferences and special or relative rights, duties and privileges (including, without limitation, management fees, incentive fees, interest income, trading strategies, leverage and exchange rights and selling commissions) as the Managing Owner may determine as provided in Section 3.5. The fact that a Class shall have been initially established and designated without any specific establishment or designation of Sub-Classes, shall not limit the authority of the Managing Owner to divide a Class and establish and designate separate Sub-Classes thereof.

(d) The number of Units authorized shall be unlimited, and the Units so authorized may be represented in part by fractional Units of up to five (5) decimal places. All Units will be held in book-entry form and will not be certificated. From time to time, the Managing Owner may divide or combine the Units of any Series, Class or Sub-Class into a greater or lesser number without thereby changing the proportionate beneficial interests in the Series, Class or Sub-Class. The Managing Owner may issue Units of any Series, Class or Sub-Class thereof for such consideration and on such terms as it may determine (or for no consideration if pursuant to an Unit dividend or split-up), all without action or approval of the Limited Owners. All Units when so issued on the terms determined by the Managing Owner shall be fully paid and non-assessable. The Managing Owner may classify or reclassify any unissued Units or any Units previously issued and reacquired of any Series, Class or Sub-Class thereof into one or more Series, Classes or Sub-Classes thereof that may be established and designated from time to time. The Managing Owner may hold as treasury Units, reissue for such consideration and on such terms as it may determine, or cancel, at its discretion from time to time, any Units of any Series, Class or Sub-Class thereof reacquired by the Trust. The Units of each Series shall initially be divided into two Classes: General Units and Limited Units. Furthermore, the Limited Units of each Class shall initially be divided into three Sub-Classes—Class 1, Class 2 and Class 3 (as described in the Prospectus).

(e) By virtue of the initial contribution by the Managing Owner to each initial Series of the Trust as set forth in Section 1.3(c), the Managing Owner has become the holder of ten (10) General Units of each such Series. Upon the termination of the Initial Offering Period pursuant to Section 3.2, the Managing Owner shall receive, if the applicable conditions of Section 3.2 are met, additional General Units (or fractions thereof) in each Series in consideration for the required contributions made to the Trust as of such time by the Managing Owner pursuant to Section 3.3. During the Continuous Offering Period, if any, the Managing Owner shall receive, from time to time, additional General Units (or fractions thereof) in consideration for the required contributions made by the Managing Owner pursuant to Section 3.3 on any Business Day during the Continuous Offering Period in an amount equal to such contributions divided by the Net Asset Value of a Series per Unit calculated as of the close of business on the Business Day on which such contributions were made.

(f) No certificates or other evidence of beneficial ownership of the Units will be issued.

(g) Every Unitholder, by virtue of having purchased or otherwise acquired a Unit, shall be deemed to have expressly consented and agreed to be bound by the terms of this Trust Agreement.

SECTION 3.2 Limited Units.

(a) Offering of Limited Units of Each Series.

(i) Maximum Offering Size. During the Initial Offering Period and Continuous Offering Period for each Series, the Trust shall offer up to the Series Maximum for such Series.

(ii) Initial Offering Period. During the Initial Offering Period for each Series, the Trust shall offer, pursuant to Securities and Exchange Commission Rule 415, at an offering price of $100 per Limited Unit of such Series, up to the Series Maximum for such Series. The offering shall be made pursuant to and on the terms and conditions set forth in the applicable Prospectus. The Managing Owner shall make such arrangements for the sale of the Limited Units of each Series as it deems appropriate.

(iii) Series Subscription Minimum. In the event that the Series Subscription Minimum is achieved for a Series, the Managing Owner will admit all accepted subscribers for Limited Units of such Series pursuant to the Prospectus into the Trust as Limited Owners of such Series, by causing such Limited Owners to execute this Trust Agreement pursuant to the Power of Attorney set forth in the Subscription Agreement, and by making an entry on the books and records of such Series reflecting that such subscribers have been admitted as Limited Owners of Limited Units of such Series, as soon as practicable after the termination of the Initial Offering Period for such Series. Such accepted subscribers will be deemed Limited Owners of such Series at such time as such admission is reflected on the books and records of such Series.

(iv) Failure to Meet the Series Subscription Minimum. In the event that the Series Subscription Minimum is not achieved for a Series, all proceeds of the sale of Limited Units of such Series will be returned to the payors of such funds no later than ten (10) Business Days after the conclusion of the Initial Offering Period for such Series (or as soon thereafter as practicable if payment cannot be made in such time period).

(v) Offer of Limited Units of a Series After the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for a Series is achieved during the Initial Offering Period for such Series, the Trust may continue to offer Limited Units of such Series and admit additional Limited Owners of such Series and/or accept additional Capital Contributions from existing Limited Owners of such Series pursuant to the Prospectus. Each additional Capital Contribution to a Series during the Continuous Offering Period for such Series by an existing Limited Owner of such Series must be in a denomination which is an even multiple of $100; provided, however, that existing Limited Owners of such Series who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations shall not have any such minimum additional Capital Contribution. During the Continuous Offering Period for a Series, each newly admitted Limited Owner of such Series, and each existing Limited Owner of such Series that makes an additional Capital Contribution to such Series, shall receive Limited Units of such Series in an amount equal to such Capital Contribution or additional Capital Contribution, as the case may be, divided by the Net Asset Value per Series per Unit calculated as of the Valuation Point immediately prior to the day on which such Capital Contribution will become effective. A Subscriber for Limited Units of a Series (including existing Limited Owners of such Series contributing additional sums) whose subscription is received and accepted by the Managing Owner after the termination of the Initial Offering Period for such Series shall generally be admitted to the Trust and deemed a Limited Owner of such Series with respect to that subscription on the date two (2) Business Days after the Subscriber’s Subscription Agreement or Exchange Request is received by the Managing Owner; provided, that a Subscription Agreement or Exchange Request received by the Managing Owner after 4:00 PM Eastern Time on any Business Day shall be deemed to be received on the immediately following Business Day for purposes of the foregoing. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Subscribers and the Limited Owners.

(vi) Subscription Agreement. Each Limited Owner who purchases Limited Units of any Series offered pursuant to the Prospectus shall contribute to the capital of such Series such amount as he shall state in the Subscription Agreement which he shall execute (as required therein), acknowledge and, together with the Power of Attorney set forth therein, deliver to the Managing Owner as a counterpart of this Trust Agreement. All subscription amounts shall be paid in such form as may be acceptable to the Managing Owner at the time of the execution and delivery of such Subscription Agreement by United States subscribers, and in accordance with local practice and procedure by non-United States subscribers. If the Managing Owner determines to accept subscription funds by check, such funds shall be subject to prompt collection. All subscriptions are subject to acceptance by the Managing Owner.

(vii) Escrow Agreement. All proceeds from the sale of Limited Units of any Series offered pursuant to the Prospectus shall be deposited in an interest bearing escrow account at U.S. Bank National Association, in Denver until the conclusion of the Initial Offering Period for such Series. In the event that the Series Subscription Minimum for such Series is achieved during the Initial Offering Period for such Series, all interest earned on the proceeds of subscriptions from accepted subscribers for Limited Units of such Series during such Initial Offering Period will be contributed to such Series, for which the Limited Owners of such Series will receive additional Limited Units of such Series and allocations of income relating to such interest on a pro rata basis (taking into account the time and amount of deposit).

(viii) Optional Purchase of Limited Units of each Series by Managing Owner and Others. Subject to approval by the Managing Owner, any commodity broker, any Trading Advisor, any principals, stockholders, directors, officers, employees and Affiliates of the Managing Owner, any commodity broker, and any Trading Advisor, may purchase any number of Limited Units of each Series and will be treated as Limited Owners of such Series with respect to such Units. In addition to the General Units required to be purchased by the Managing Owner under Section 3.3, the Managing Owner also may purchase any number of Limited Units of each Series as it determines in its discretion.

(b) Termination of a Series. If the minimum number of Units in any Series being offered are not sold during the Initial Offering Period for such Series, then such Series shall be terminated.

SECTION 3.3 Managing Owner’s Required Contribution. The Managing Owner shall be required to contribute in cash to the Trust an amount, which, when added to the total aggregate contributions to all Series of the Trust by Unitholders in all Series, will be not less than one percent (1%) of such total contributions, and in no event shall such contribution be less than that required by the NASAA Guidelines. Such contribution shall be made by the Managing Owner before trading commences and shall be maintained throughout the existence of the Trust. The Managing Owner may, but is not obligated to, make additional Capital Contributions at any time during the Initial Offering Period or the Continuous Offering Period. The Managing Owner will receive General Units in each Series to which it allocates a portion of its capital contribution as provided in 3.1(e). The Managing Owner shall, with respect to any Limited Units owned by it, enjoy all of the rights and privileges and be subject to all of the obligations and duties of a Limited Owner, in addition to its rights and privileges as Managing Owner, except as otherwise provided herein. Notwithstanding anything to the contrary in this Trust Agreement, the interest of the Managing Owner (without regard to any Limited Units of the Managing Owner in any Series) in each material item of Series income, gain, loss and deduction shall be equal, in the aggregate, to at least one percent (1%) of each such item at all times during the term of this Trust Agreement.

SECTION 3.4 Establishment of Series of Units.

(a) Without limiting the authority of the Managing Owner set forth in Section 3.4(b) to establish and designate any further Series, the Managing Owner hereby redesignates the existing Balanced Series as the Equinox Frontier Balanced Fund, the existing Frontier Diversified Series as the Equinox Frontier Diversified Fund, the existing Winton/Graham Series as the Equinox Frontier Heritage Fund, the existing Frontier Long/Short Commodity Series as the Equinox Frontier Long/Short Commodity Fund, the existing Frontier Masters Series as the Equinox Frontier Masters Fund, the existing Frontier Select Series as the Equinox Frontier Select Fund, and the existing Winton Series as the Equinox Frontier Winton Fund. As of the date hereof, the Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Multi-Advisor Series (originally designated as “Balanced Series”; redesignated as “Equinox Frontier Balanced Fund” in December 2013)

Equinox Frontier Diversified Fund—Multi-Advisor Series (originally designated as “Frontier Diversified Series”; redesigatned as “Equinox Frontier Diversified Fund” in December 2013)

Equinox Frontier Heritage Fund—Multi-Advisor Series (originally designated as “Graham Series”; redesignated as “Winton/Graham Series” in May 2008; redesignated as “Equinox Frontier Heritage Fund” in December 2013)

Equinox Frontier Long/Short Commodity Fund—Multi-Advisor Series (originally designated as “Long/Short Commodity Series”; redesignated as “Frontier Long/Short Commodity Series” in November 2008, to be effective upon the effectiveness of the first Registration Statement covering the Units of such Series under such redesignated name; redesignated as “Equinox Frontier Long/Short Commodity Fund” in December 2013)

Equinox Frontier Masters Fund—Multi-Advisor Series (originally designated as “Frontier Masters Series”; redesignated as “Equinox Frontier Masters Fund” in December 2013)

Equinox Frontier Select Fund—Multi-Advisor Series (originally designated as “Campbell/Graham Series”; redesignated as “Campbell/Graham/Tiverton Series” in May 2008; redesignated as “Equinox Frontier Select Fund” in December 2013)

Equinox Frontier Winton Fund—Winton Capital Management Limited (originally designated as “Beach Series”; redesignated as “Winton Series” in May 2006; redesignated as “Equinox Frontier Winton Fund” in December 2013)

The provisions of this Article III shall be applicable to the above-designated Series and any further Series that may from time to time be established and designated by the Managing Owner as provided in Section 3.4(b).

(b) The establishment and designation of any Series of Units other than those set forth above shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such establishment and designation and the relative rights and preferences of such Series, or as otherwise provided in such instrument. At any time that there are no Units outstanding of any particular Series previously established and designated, the Managing Owner may by an instrument executed by it abolish that Series and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement.

SECTION 3.5 Establishment of Classes and Sub-Classes. The division of any Series into two or more Classes or two or more Sub-Classes and the establishment and designation of such Classes or Sub-Classes shall be effective upon the execution by the Managing Owner of an instrument (including, without limitation, a Registration Statement) setting forth such division, and the establishment, designation and relative rights and preferences of such Classes or Sub-Classes, or as otherwise provided in such instrument. The relative rights and preferences of the Classes of any Series and the Sub-Classes of any Class may differ in such respects as the Managing Owner may determine to be appropriate, provided that such differences are set forth in the aforementioned instrument and that such differences do not alter the allocations described in Article VI. At any time that there are no Units outstanding of any particular Class or Sub-Class previously established and designated, the Managing Owner may by an instrument executed by it abolish that Class or Sub-Class and the establishment and designation thereof. Each instrument referred to in this paragraph shall have the status of an amendment to this Trust Agreement. As of the date hereof, the Sub-Classes of the respective Series of the Trust are as follows:

Equinox Frontier Balanced Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Equinox Frontier Heritage Fund—Class 1, Class 2 and Class 3

Equinox Frontier Winton Fund—Class 1, Class 2 and Class 3

Equinox Frontier Select Fund—Class 1, Class 2 and Class 3

Equinox Frontier Long/Short Commodity Fund—Class 1, Class 2, Class 3, Class 1a, Class 2a and Class 3a

Equinox Frontier Diversified Fund—Class 1, Class 2 and Class 3

Equinox Frontier Masters Fund—Class 1, Class 2 and Class 3

SECTION 3.6 Assets of Series. All consideration received by the Trust for the issue or sale of Units of a particular Series together with all of the Trust Estate in which such consideration is invested or reinvested, all income, earnings, profits and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall irrevocably belong to that Series for all purposes, subject only to the rights of creditors of such Series and except as may otherwise be required by applicable tax laws, and shall be so recorded upon the books of account of the Trust. Separate and distinct records shall be maintained for each Series and the assets associated with a Series shall be held and accounted for separately from the other assets of the Trust, or any other Series. In the event that there is any Trust Estate, or any income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series, the Managing Owner shall allocate them among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner, in its sole and absolute discretion, deems fair and equitable. Each such allocation by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes.

SECTION 3.7 Liabilities of Series.

(a) The Trust Estate belonging to each particular Series shall be charged with the liabilities of the Trust in respect of that Series and only that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as belonging to any particular Series, shall be allocated and charged by the Managing Owner to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Managing Owner in its sole and absolute discretion deems fair and equitable. Each allocation of liabilities, expenses, costs, charges and reserves by the Managing Owner shall be conclusive and binding upon all Unitholders for all purposes. The Managing Owner shall have full discretion, to the extent not inconsistent with applicable law, to determine which items shall be treated as income and which items as capital, and each such determination and allocation shall be conclusive and binding upon the Unitholders. Every written agreement, instrument or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation or claim represented thereby to that Series and its assets.

(b) Without limitation of the foregoing provisions of this Section, but subject to the right of the Managing Owner in its discretion to allocate general liabilities, expenses, costs, charges or reserves as herein provided, the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and against the Managing Owner, and not against the assets (i) of the Trust generally or (ii) of any other Series, and, except as otherwise provided in this Trust Agreement, none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series. Notice of this limitation on interseries liabilities shall be set forth in the Certificate of Trust of the Trust (whether originally or by amendment) as filed or to be filed in the Office of the Secretary of State of the State of Delaware pursuant to the Delaware

Statutory Trust Act, and upon the giving of such notice in the Certificate of Trust, the statutory provisions of Section 3804 of the Delaware Statutory Trust Act relating to limitations on interseries liabilities (and the statutory effect under Section 3804 of setting forth such notice in the Certificate of Trust) shall become applicable to the Trust and each Series. Every Unit, note, bond, contract, instrument, certificate or other undertaking made or issued by or on behalf of a particular Series shall include a recitation limiting the obligation on Units represented thereby to the assets of that Series.

(c) (i) Except as set forth below, any debts, liabilities, obligations, indebtedness, expenses, interests and claims of any nature and all kinds and descriptions (collectively, “Claims and Interests”), if any, of the Managing Owner and the Trustee (the “Subordinated Claims”) incurred, contracted for or otherwise existing, arising from, related to or in connection with all Series, any combination of Series or one particular Series and their respective assets (the “Applicable Series”) and the assets of the Trust shall be expressly subordinate and junior in right of payment to any and all other Claims against the Trust and any Series thereof, and any of their respective assets, which may arise as a matter of law or pursuant to any contract, provided, however, that the Claims of each of the Managing Owner and the Trustee (if any) against the Applicable Series shall not be considered Subordinated Claims with respect to enforcement against and distribution and repayment from the assets of the Applicable Series and the Managing Owner and its assets; and provided further that the valid Claims of either the Managing Owner or the Trustee, if any, against the Applicable Series shall be pari passu and equal in right of repayment and distribution with all other valid Claims against the Applicable Series and (ii) the Managing Owner and the Trustee will not take, demand or receive from any Series or the Trust or any of their respective assets (other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets) any payment for the Subordinated Claims;

(ii) The Claims of each of the Managing Owner and the Trustee with respect to the Applicable Series shall only be asserted and enforceable against the Applicable Series’ assets and the Managing Owner and its assets; and such Claims shall not be asserted or enforceable for any reason whatsoever against the assets of any other Series or the Trust generally;

(iii) If the Claims of the Managing Owner or the Trustee against the Applicable Series or the Trust are secured in whole or in part, each of the Managing Owner and the Trustee hereby waives (under section 1111(b) of the Bankruptcy Code (11 U.S.C. § 1111(b)) any right to have any deficiency Claims (which deficiency Claims may arise in the event such security is inadequate to satisfy such Claims) treated as unsecured Claims against the Trust or any Series (other than the Applicable Series), as the case may be;

(iv) In furtherance of the foregoing, if and to the extent that the Managing Owner and the Trustee receive monies in connection with the Subordinated Claims from a Series or the Trust (or their respective assets), other than the Applicable Series, the Applicable Series’ assets and the Managing Owner and its assets, the Managing Owner and the Trustee shall be deemed to hold such monies in trust and shall promptly remit such monies to the Series or the Trust that paid such amounts for distribution by the Series or the Trust in accordance with the terms hereof; and

(v) The foregoing Consent shall apply at all times notwithstanding that the Claims are satisfied, and notwithstanding that the agreements in respect of such Claims are terminated, rescinded or canceled.

(d) Any agreement entered into by the Trust, any Series, or the Managing Owner, on behalf of the Trust generally or any Series, including, without limitation, the Subscription Agreement entered into with each Unitholder, will include language substantially similar to the language set forth in Section 3.7(c).

SECTION 3.8 Series Distributions.

(a) Distributions with respect to Units of a particular Series or any Class or Sub-Class thereof shall be made in accordance with Section 6.4 and may be paid with such frequency as the Managing Owner may determine, which may be daily or otherwise, to the Unitholders in that Series, Class or Sub-Class, from such of the income and capital gains, accrued or realized, from the Trust Estate belonging to that Series, or in the case of a Class, belonging to that Series and allocable to that Class, or in the case of a Sub-Class, belonging to that Class and allocable to that Sub-Class, as the Managing Owner may determine, in its sole and absolute discretion, after providing for actual and accrued liabilities belonging to that Series. Such distributions may be made in cash or Units of that Series, Class or Sub-Class or a combination thereof as determined by the Managing Owner, in its sole and absolute discretion, or pursuant to any program that the Managing Owner may have in effect at the time for the election by each Unitholder of the mode of the making of such dividend or distribution to that Unitholder.

(b) The Units in a Series, a Class or a Sub-Class of the Trust shall represent beneficial interests in the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class. Each Unitholder in a Series, Class or Sub-Class shall be entitled to receive its pro rata share of distributions of income and capital gains made with respect to such Series, Class or Sub-Class. Upon reduction or withdrawal of its Units or indemnification for liabilities incurred by reason of being or having been a holder of Units in a Series, Class or Sub-Class, such Unitholder shall be paid solely out of the funds and property of such Series or in the case of a Class, the funds and property of such Series and allocable to such Class of the Trust or in the case of a Sub-Class, the funds and property of such Class and allocable to such Sub-Class of the Trust. Upon liquidation or termination of a Series of the Trust, Unitholders in such Series, Class or Sub-Class shall be entitled to receive a pro rata share of the Trust Estate belonging to such Series or in the case of a Class, belonging to such Series and allocable to such Class, or in the case of a Sub-Class, belonging to such Class and allocable to such Sub-Class.

SECTION 3.9 Voting Rights. Notwithstanding any other provision hereof, on each matter submitted to a vote of the Unitholders of a Series, each Unitholder shall be entitled to a proportionate vote based upon the product of the Net Asset Value of a Series per Unit multiplied by the number of Units, or fraction thereof, standing in its name on the books of such Series. As to any matter which affects the Units of more than one Series, the Unitholders of each affected Series shall be entitled to vote, and each such Series shall vote as a separate class.

SECTION 3.10 Equality. Except as provided herein or in the instrument designating and establishing any Class, Sub-Class or Series, all Units of each particular Series shall represent an equal proportionate beneficial interest in the assets belonging to that Series subject to the liabilities belonging to that Series, and each Unit of any particular Series, Classes or Sub-Class shall be equal to each other Unit of that Series, Class or Sub-Class; but the provisions of this sentence shall not restrict any distinctions permissible under Section 3.8 that may exist with respect to dividends and distributions on Units of the same Series, Class or Sub-Class. The Managing Owner may from time to time divide or combine the Units of any particular Series, Class or Sub-Class into a greater or lesser number of Units of that Series, Class or Sub-Class without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of Unitholders of any other Series, Class or Sub-Class.

SECTION 3.11 Authority of the Managing Owner to Provide for the Exchange of Units. Subject to compliance with the requirements of applicable law, the Managing Owner shall have the authority to provide that Unitholders of any Series shall have the right to exchange said Units into one or more other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Class of a particular Series shall have the right to exchange said Units into one or more other Classes of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall have the right to exchange said Units into one or more other Sub-Class of that particular Series or any other Series in accordance with such requirements and procedures as may be established by the Managing Owner. The Managing Owner shall also have the authority to provide that Unitholders of any Sub-Class of a particular Series shall be required to exchange said Units into one or more other Sub-Class of that particular Series under such circumstances as may be established by the Managing Owner. Any such exchange shall be treated as a redemption of the Units in one Series or Class followed by an immediate purchase of Units in a second Series or Class.

ARTICLE IV

THE MANAGING OWNER

SECTION 4.1 Management of the Trust. Pursuant to Section 3806 of the Delaware Statutory Trust Act, the Trust shall be managed by the Managing Owner and the conduct of the Trust’s business shall be controlled and conducted solely by the Managing Owner in accordance with this Trust Agreement.

SECTION 4.2 Authority of Managing Owner. In addition to and not in limitation of any rights and powers conferred by law or other provisions of this Trust Agreement, and except as limited, restricted or prohibited by the express provisions of this Trust Agreement or the Delaware Statutory Trust Act, the Managing Owner shall have and may exercise on behalf of the Trust all powers and rights necessary, proper, convenient or advisable to effectuate and carry out the purposes, business and objectives of the Trust, which shall include, without limitation, the following:

(a) To enter into, execute, deliver and maintain contracts, agreements and any or all other documents and instruments, and to do and perform all such things, as may be in furtherance of Trust purposes or necessary or appropriate for the offer and sale of the Units and the conduct of Trust activities, including, but not limited to, contracts with third parties for:

(i) commodity brokerage services, as well as administrative services necessary to the prudent operation of the Trust, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations, and provided, further, that such services may be performed by an Affiliate or Affiliates of the Managing Owner so long as the Managing Owner has made a good faith determination that: (A) the Affiliate which it proposes to engage to perform such services is qualified to do so (considering the prior experience of the Affiliate or the individuals employed thereby); (B) the terms and conditions of the agreement pursuant to which such Affiliate is to perform services for the Trust are no less favorable to the Trust than could be obtained from equally-qualified unaffiliated third parties; and (C) the maximum period covered by the agreement pursuant to which such affiliate is to perform services for the Trust shall not exceed one year, and such agreement shall be terminable without penalty upon sixty (60) days’ prior written notice by the Trust; and

(ii) commodity trading advisory services relating to the purchase and sale of all Commodities positions on behalf of the Trust, which services may not be performed by the Managing Owner or an Affiliate(s) of the Managing Owner, provided, however, that in no event shall the fees payable by the Trust for such services exceed any limitations imposed by the NASAA Guidelines as they may be amended from time to time, except to the extent that such limitations are amended to become more restrictive, in which event such fees will not exceed such more restrictive limitations. All advisory services shall be performed by persons with at least three years’ experience or who can otherwise demonstrate to the Managing Owner that they have sufficient knowledge and experience to carry out the trading in commodity contracts for the Trust and who are also appropriately registered under federal and/or state law (i.e., all commodities advice with respect to commodities transactions shall be given by persons who are registered with the CFTC as a commodity trading advisor and are members of the NFA as a commodity trading advisor), but shall not be performed by any person affiliated with the Trust’s commodity brokers, if any.

(b) To establish, maintain, deposit into, sign checks and/or otherwise draw upon accounts on behalf of the Trust with appropriate banking and savings institutions, and execute and/or accept any instrument or agreement incidental to the Trust’s business and in furtherance of its purposes, any such instrument or agreement so executed or accepted by the Managing Owner in the Managing Owner’s name shall be deemed executed and accepted on behalf of the Trust by the Managing Owner;

(c) To deposit, withdraw, pay, retain and distribute the Trust Estate or any portion thereof in any manner consistent with the provisions of this Trust Agreement;

(d) To supervise the preparation and filing of the Registration Statement and supplements and amendments thereto, and the Prospectus;

(e) To pay or authorize the payment of distributions to the Unitholders and expenses of each Series;

(f) To invest or direct the investment of funds of any Series not then delegated to a Trading Advisor(s) and prohibit any transactions contemplated hereunder which may constitute prohibited transactions under ERISA or the Code;

(g) To make any elections on behalf of the Trust or any Series thereof under the Code, or any other applicable federal or state tax law as the Managing Owner shall determine to be in the best interests of the Trust or any Series thereof;

(h) To redeem mandatorily any Limited Units upon at least two (2) days prior written notice acknowledged by the Limited Owner, if (i) the Managing Owner determines that the continued participation of such Limited Owner in the Trust might cause the Trust, a Series in the Trust or any Unitholder to be deemed to be holding “plan assets” under ERISA, (ii) there is an unauthorized assignment pursuant to the provisions of Article V, or (iii) in the event that any transaction would or might violate any law or regulation or constitute a prohibited transaction under ERISA or the Code and a statutory, class or individual exemption from the prohibited transaction provisions of ERISA for such transaction or transactions does not apply or cannot be obtained from the DOL (or the Managing Owner determines not to seek such an exemption). In the case of mandatory redemptions, the Redemption Date shall be the close of business on the date written notice of intent to redeem is sent by the Managing Owner to a Limited Owner. A notice may be revoked prior to the payment date by written notice from the Managing Owner to a Limited Owner;

(i) In the sole discretion of the Managing Owner, to admit an Affiliate or Affiliates of the Managing Owner as additional Managing Owners. Notwithstanding the foregoing, the Managing Owner may not admit Affiliate(s) of the Managing Owner as an additional Managing Owner if it has received notice of its removal as a Managing Owner, pursuant to Section 8.2(d) hereof, and if the concurrence of at least a majority in interest (over 50%) of the outstanding Units of all Series (not including Units owned by the Managing Owner) is not obtained;

(j) To override any trading instructions: (i) that the Managing Owner, in its sole discretion, determines in good faith to be in violation of any trading policy or limitation of the Trust, including as set forth in Section 4.2(k) below; and (ii) as and to the extent necessary, upon the failure of any Trading Advisor to comply with a request to make the necessary amount of funds available to the Trust within five (5) days of such request, to fund distributions, redemptions (including special redemptions) or reapportionments among Trading Advisors or to pay the expenses of any Series in the Trust; provided, that the Managing Owner may make Commodities trading decisions at any time at which any Trading Advisor shall become incapacitated or some other emergency shall arise as a result of which such Trading Advisor shall be unable or unwilling to act and a successor Trading Advisor has not yet been retained;

(k) Monitor the trading activities of the Trading Advisor so that:

(i) Any Series does not establish new Commodities positions for any one contract month or option if such additional Commodities positions would result in a net long or short position for that Commodities position requiring as margin or premium more than fifteen percent (15%) of the Trust Estate of a Series.

(ii) Any Series does not acquire additional Commodities positions in any commodities interest contract or option if such additional Commodities positions would result in the aggregate net long or short Commodities positions requiring as margin or premium for all outstanding Commodities positions more than sixty-six and two-thirds percent (66 2/3%) of the Trust Estate of a Series. Under certain market conditions, such as an abrupt increase in margins required by a commodity exchange or its clearinghouse or an inability to liquidate open Commodities positions because of daily price fluctuation limits or both, a Series may be required to commit its assets as margin in excess of the foregoing limit. In such event the Managing Owner will cause each Trading Advisor to reduce its open futures or options positions to comply with the foregoing limit before initiating new Commodities positions.

SECTION 4.3 Obligations of the Managing Owner. In addition to the obligations expressly provided by the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall:

(a) Devote such of its time to the business and affairs of the Trust as it shall, in its discretion exercised in good faith, determine to be necessary to conduct the business and affairs of the Trust for the benefit of the Trust and the Limited Owners;

(b) Execute, file, record and/or publish all certificates, statements and other documents and do any and all other things as may be appropriate for the formation, qualification and operation of the Trust and each Series of the Trust and for the conduct of its business in all appropriate jurisdictions;

(c) Retain independent public accountants to audit the accounts of each Series in the Trust;

(d) Employ attorneys to represent the Trust or a Series thereof;

(e) Use its best efforts to maintain the status of the Trust as a “statutory trust” for state law purposes and as a partnership that is not a publicly traded partnership for federal income tax purposes;

(f) Monitor the trading policies and limitations of each Series, as set forth in the Prospectus, and the activities of the Trust’s Trading Advisor(s) in carrying out those policies in compliance with the Prospectus;

(g) Monitor the brokerage fees charged to each Series, and the services rendered by futures commission merchants to each Series, to determine whether the fees paid by, and the services rendered to, each Series for futures brokerage are at competitive rates and are the best price and services available under the circumstances, and if necessary, renegotiate the brokerage fee structure to obtain such rates and services for each Series. In making this determination the Managing Owner shall not rely solely on the brokerage rates paid by other major commodity pools. No material change related to brokerage fees shall be made except upon twenty (20) Business Days prior notice to the Limited Owners, which notice shall include a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof, and no increase in such fees shall take effect except at the beginning of a Fiscal Quarter following the consent of Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of the Series affected (excluding Units held by the Managing Owner);

(h) Have fiduciary responsibility for the safekeeping and use of the Trust Estate of each Series, whether or not in the Managing Owner’s immediate possession or control, and the Managing Owner will not employ or permit others to employ such funds or assets of each Series (including any interest earned thereon) in any manner except as and to the extent permitted by the NASAA Guidelines for the benefit of each Series in the Trust, including, among other things, the utilization of any portion of the Trust Estate as compensating balances for the exclusive benefit of the Managing Owner. The Managing Owner shall at all times act with integrity and good faith and exercise due diligence in all activities relating to the conduct of the business of the Trust and in resolving conflicts of interest. The Trust shall not permit any Limited Owner to contract away the fiduciary duty owed to the Limited Owners by the Managing Owner under this Agreement or the Delaware Statutory Trust Act. Subject to the restrictions set forth in Section 4.6 hereof, to the extent that, at law or in equity, the Managing Owner or any officer, director, employee or agent thereof or any Affiliate of the Managing Owner (collectively, the “Covered Persons”), has duties (including fiduciary duties) and liabilities relating thereto to the Trust, any other Unitholder or Covered Person or the Trustee, such Covered Person acting under the Trust Agreement shall not be liable to the Trust, any other Unitholder or Covered Person or the Trustee for such Covered Person’s good faith reliance on the provisions of the Trust Agreement; and the duties and liabilities of such Covered Person may be expanded or restricted by the provisions of this Trust Agreement.

(i) Agree that, at all times from and after the sale of at least the Subscription Minimum (as defined in the Prospectus), for so long as it remains a Managing Owner of the Trust, it shall have a minimum “net worth” (as defined below) and not take any affirmative action to reduce its “net worth” below an amount imposed by the NASAA Guidelines as they may be amended from time to time. “Net Worth” is defined in the NASAA Guidelines as requiring the financial condition of the sponsor of an issuance of securities to be in no case less than $50,000 nor be in excess of $1,000,000;

(j) Admit substituted Limited Owners in accordance with this Trust Agreement;

(k) Refuse to recognize any attempted transfer or assignment of a Unit that is not made in accordance with the provisions of Article V; and

(l) Maintain a current list in alphabetical order, of the names and last known addresses and, if available, business telephone numbers of, and number of Units owned by, each Unitholder and the other Trust documents described in Section 9.6 at the Trust’s principal place of business, which documents shall be made available thereat at reasonable times during ordinary business hours for inspection by any Limited Owner or his representative for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust. Such list shall be printed on white paper in clearly legible print and shall be updated quarterly. Upon request, for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including without limitation, matters relating to a Unitholder’s voting rights hereunder or the exercise of a Limited Owner’s rights under federal proxy law, either in person or by mail, the Managing Owner will furnish a copy of such list to a Limited Owner or his representative within ten (10) days of a request therefor, upon payment of the cost of reproduction and mailing; provided, however, that the Limited Owner requesting such list shall give written assurance that the list will not, in any event, be used for commercial purposes. Subject to applicable law, a Limited Owner shall give the Managing Owner at least ten (10) Business Days prior written notice for any inspection and copying permitted pursuant to this Section 4.3(l) by the Limited Owner or his authorized attorney or agent.

SECTION 4.4 General Prohibitions. The Trust shall not:

(a) Borrow money from or loan money to any Unitholder or other Person, except that the foregoing is not intended to prohibit (i) the deposit on margin (or its equivalent) with respect to the initiation and maintenance of the Trust’s Commodities and Swap positions or (ii) obtaining lines of credit for the trading of forward contracts; provided, however, that the Trust is prohibited from incurring any indebtedness on a non- recourse basis;

(b) Create, incur, assume or suffer to exist any lien, mortgage, pledge conditional sales or other title retention agreement, charge, security interest or encumbrance, except (i) the right and/or obligation of a commodity broker to close out sufficient commodities positions of each Series so as to restore the Series’ account to proper margin status in the event that the Series fails to meet a Margin Call, (ii) liens for taxes not delinquent or being contested in good faith and by appropriate proceedings and for which appropriate reserves have been established, (iii) deposits or pledges to secure obligations under workmen’s compensation, social security or similar laws or under unemployment insurance, (iv) deposits or pledges to secure contracts (other than contracts for the payment of money), leases, statutory obligations, surety and appeal bonds and other obligations of like nature arising in the ordinary course of business, or (v) mechanic’s, warehousemen’s, carrier’s, workmen’s, materialmen’s or other like liens arising in the ordinary course of business with respect to obligations which are not due or which are being contested in good faith, and for which appropriate reserves have been established if required by generally accepted accounting principles, and liens arising under ERISA;

(c) Commingle its assets with those of any other Person, except to the extent permitted under the CE Act and the regulations promulgated thereunder;

(d) Directly or indirectly pay or award any finder’s fees, commissions or other compensation to any Persons engaged by a potential Limited Owner for investment advice as an inducement to such advisor to advise the potential Limited Owner to purchase Limited Units in the Trust;

(e) Engage in Pyramiding of its Commodities positions; provided, however, that a Trading Advisor(s) may take into account the Series’ open trade equity on existing positions in determining generally whether to acquire additional Commodities positions on behalf of the Series;

(f) Permit rebates to be received by the Managing Owner or any Affiliate of the Managing Owner, or permit the Managing Owner or any Affiliate of the Managing Owner to engage in any reciprocal business arrangements which would circumvent the foregoing prohibition;

(g) Permit the Trading Advisor(s) to share in any portion of brokerage fees related to commodity brokerage services paid with respect to a Series with respect to its commodity trading activities;

(h) Enter into any contract with the Managing Owner or an Affiliate of the Managing Owner (except for selling agreements for the sale of Units, subscription agreements for the purchase of Units and this Trust Agreement) (i) which has a term of more than one year and which does not provide that it may be canceled by the Trust without penalty on sixty (60) days prior written notice or (ii) for the provision of goods and services, except at rates and terms at least as favorable as those which may be obtained from third parties in arms-length negotiations;

(i) Permit churning of its Commodity trading account(s) for the purpose of generating excess brokerage commissions;

(j) Enter into any exclusive brokerage contract;

(k) Operate the Trust in any manner so as to contravene section 3804 of the Delaware Statutory Trust Act; and

(l) Cause the Trust to elect to be treated as an association taxable as a corporation for federal income tax purposes.

SECTION 4.5 Liability of Covered Persons. A Covered Person shall have no liability to the Trust or to any Unitholder or other Covered Person for any loss suffered by the Trust which arises out of any action or inaction of such Covered Person if such Covered Person, in good faith, determined that such course of conduct was in the best interest of the Trust and such course of conduct did not constitute negligence or misconduct of such Covered Person. Subject to the foregoing, neither the Managing Owner nor any other Covered Person shall be personally liable for the return or repayment of all or any portion of the capital or profits of any Limited Owner or assignee thereof, it being expressly agreed that any such return of capital or profits made pursuant to this Trust Agreement shall be made solely from the assets of the Trust without any rights of contribution from the Managing Owner or any other Covered Person.

SECTION 4.6 Indemnification of the Managing Owner.

(a) To the fullest extent permitted by applicable law, the Managing Owner shall be indemnified and held harmless by the Trust against any liability or loss suffered by the Managing Owner in connection with its activities for each Series of the Trust, provided that (i) the Managing Owner was acting on behalf of or performing services for the Trust and has determined, in good faith, that such course of conduct was in the best interests of the Trust and such liability or loss was not the result of negligence, misconduct or a breach of this Trust Agreement on the part of the Managing Owner and (ii) any such indemnification will only be recoverable from the Trust Estate.

(b) Notwithstanding the provisions of Section 4.6(a) above, the Managing Owner and any Person acting as broker-dealer for the Trust or any Series thereof shall not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee, (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee or (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and related costs should be made.

(c) In any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the Securities and Exchange Commission, the position of the Tennessee Securities Division, the position of the Securities Division of the Commonwealth of Massachusetts and the position of any other applicable state securities division which requires disclosure with respect to the issue of indemnification for securities law violations.

(d) The Trust shall not incur the cost of that portion of any insurance which insures any party against any liability, the indemnification of which is herein prohibited.

(e) Expenses incurred in defending a threatened or pending civil, administrative or criminal action suit or proceeding against the Managing Owner shall be paid by the Trust in advance of the final disposition of such action, suit or proceeding, if (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Managing Owner on behalf of the Trust or a particular Series of the Trust; (ii) the legal action is initiated by a third party who is not a Limited Owner or the legal action is initiated by a Limited Owner and a court of competent jurisdiction specifically approves such advance; and (iii) the Managing Owner undertakes to repay the advanced funds with the applicable legal rate of interest to the Trust in cases in which it is not entitled to indemnification under this Section 4.6.

(f) The term “Managing Owner” as used only in this Section 4.6 shall include, in addition to the Managing Owner, any other Covered Person performing services on behalf of the Trust or any Series thereof and acting within the scope of the Managing Owner’s authority as set forth in this Trust Agreement.

(g) The payment of any amount pursuant to this Section shall be subject to Section 3.7 with respect to the allocation of liabilities and other amounts, as appropriate, among the Series of the Trust.

SECTION 4.7 Expenses.

(a) The Managing Owner or an Affiliate of the Managing Owner shall be responsible for the payment of all Organization and Offering Expenses incurred in the creation of the Trust and each Series thereof and sale of Units, except for the initial service fee, if any. Organization and Offering Expenses shall mean those expenses incurred in connection with the formation, qualification and registration of the Trust and the Units and in offering, distributing and processing the Units under applicable federal and state law, and any other expenses actually incurred and, directly or indirectly, related to the organization of the Trust or the initial and continuous offering of the Units, including, but not limited to, expenses such as: (i) initial and on-going registration fees, filing fees, escrow fees and taxes, (ii) costs of preparing, printing (including typesetting), amending, supplementing, mailing and distributing the Registration Statement, the Exhibits thereto and the Prospectus during the Initial and Continuous Offering Periods, (iii) the costs of qualifying, printing, (including typesetting), amending, supplementing, mailing and distributing sales materials used in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, (iv) travel, telegraph, telephone and other expenses in connection with the offering and issuance of the Units during the Initial and Continuous Offering Periods, and (v) accounting, auditing and legal fees (including disbursements related thereto) incurred in connection therewith.

(b) All on-going charges, costs and expenses of the Trust’s operation, including, but not limited to, the routine expenses associated with (i) preparation of monthly, annual and other reports required by applicable federal and state regulatory authorities; (ii) Trust meetings and preparing, printing and mailing of proxy statements and reports to Unitholders; (iii) the payment of any distributions related to redemption of Units; (iv) routine services of the Trustee, legal counsel, auditors and accountants, whether employed directly or by Affiliates of the Managing Owner; (v) postage, insurance and filing fees; (vi) client relations and services and (vii) computer equipment and system development shall be billed to and paid by the Managing Owner or an Affiliate of the Managing Owner. All on-going expenses associated with (i) the fixed fee to be paid to the Trust’s commodity brokers, if any, (ii) required payments to the Trust’s Trading Advisors and (iii) extraordinary expenses (including, but not limited to, legal claims and liabilities and litigation costs and any indemnification related thereto) shall be billed to and/or paid out of the assets of the appropriate Series of the Trust subject to such other limitations as are set forth herein concerning the limitations on the Series’ liability for the liabilities of another Series. In connection with the establishment of a Series pursuant to Section 3.4 or the establishment of a Sub-Class of a Class of Limited Units pursuant to Section 3.5, the Managing Owner may provide in the Registration Statement or other relevant instrument that due diligence and custodial fees and expenses associated with the trading and custody of the assets allocable to such Series shall be billed to and/or paid out of the assets of such Series.

(c) The Managing Owner or any Affiliate of the Managing Owner may only be reimbursed for the actual cost to the Managing Owner or such Affiliate of any expenses which it advances on behalf of the Trust for which payment the Trust is responsible. In addition, payment to the Managing Owner or such Affiliate for indirect expenses incurred in performing services for the Trust, such as salaries and fringe benefits of officers and directors, rent or depreciation, utilities and other administrative items generally falling within the category of the Managing Owner’s “overhead,” is prohibited.

(d) The Trust shall pay any extraordinary fees and expenses affecting the Trust generally (including, but not limited to, legal claims and liabilities and litigation costs and any permitted indemnification payments related thereto). Except as otherwise set forth in this Trust Agreement, all Trust expenses which are specific to a particular Series or Sub-Class of Units will be allocated to such Series or Sub-Class. All general expenses of the Trust will be allocated pro rata among all Series of Units according to their respective Net Asset Values and taking into account the timing of such Unit purchases.

SECTION 4.8 Compensation to the Managing Owner.

(a) Management Fee.

(i) The assets attributable to each Series of Units shall be used to pay to the Managing Owner a monthly management fee equal to the following percentage of such Series’ assets:

(A) the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, the Equinox Frontier Balanced Fund Class 2 Units and Equinox Frontier Balanced Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.50% of the assets attributable to the Equinox Frontier Balanced Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 0.50% annually), respectively, and the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, the Equinox Frontier Balanced Fund Class 2a Units and Equinox Frontier Balanced Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 1.00% of the assets attributable to the Equinox Frontier Balanced Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 1.00% annually), respectively;

(B) the assets attributable to the Equinox Frontier Heritage Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Heritage Fund Units (approximately 2.50% annually);

(C) the assets attributable to the Equinox Frontier Winton Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.0% of the assets attributable to the Equinox Frontier Winton Fund Units (approximately 2.0% annually);

(D) the assets attributable to the Equinox Frontier Select Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.50% of the assets attributable to the Equinox Frontier Select Fund Units (approximately 2.50% annually);

(E) the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Equinox Frontier Long/Short Commodity Fund Class 2 Units and Equinox Frontier Long/Short Commodity Fund Class 3 Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 3.50% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1 Units, Class 2 Units and Class 3 Units (approximately 3.50% annually), respectively, and the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, the Equinox Frontier Long/Short Commodity Fund Class 2a Units and Equinox Frontier Long/Short Commodity Fund Class 3a Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Long/Short Commodity Fund Class 1a Units, Class 2a Units and Class 3a Units (approximately 2.00% annually), respectively;

(F) the assets attributable to the Equinox Frontier Diversified Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 0.75% of the assets attributable to the Equinox Frontier Diversified Fund Units (approximately 0.75% annually); and

(G) the assets attributable to the Equinox Frontier Masters Fund Units shall be used to pay to the Managing Owner a monthly management fee equal to 1/12th of 2.00% of the assets attributable to the Equinox Frontier Masters Fund Units (approximately 2.00% annually).

(ii) For purposes of calculating the management fee payable to the Managing Owner, the Net Asset Value of a Series shall be determined before reduction for any management fees accrued or paid, incentive fees paid or payable or extraordinary fees and expenses accrued or paid as of the applicable day-end and before giving effect to any capital contributions made and any distributions or redemptions accrued or paid as of such day-end.

(iii) The Managing Owner shall pay each Trading Advisor’s management fees out of such management fee.

(iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged management fees at reduced rates.

(b) Incentive Fee.

(i) Each Series (other than the Multi-Advisor Series) shall pay to the Managing Owner an incentive fee of a certain percentage of “New High Net Trading Profits” (as hereinafter defined) generated by such Series, including realized and unrealized gains and losses thereon, as of the close of business on the last day of each calendar month or quarter (the “Incentive Measurement Date”). Because the Multi-Advisor Series will each employ, or may employ, multiple Trading Advisors, such Series may pay the Managing Owner an incentive fee calculated on a Trading Advisor by Trading Advisor basis. It is therefore possible that in any given period any Multi-Advisor Series may pay incentive fees to the Managing Owner for one or more Trading Advisors while such Series as a whole experiences losses. The fee shall accrue monthly. The percentage of New High Net Trading Profits that each Series shall pay to the Managing Owner is as follows:

(A) the Equinox Frontier Balanced Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits;

(B) the Equinox Frontier Heritage Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(C) the Equinox Frontier Winton Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(D) the Equinox Frontier Select Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(F) the Equinox Frontier Long/Short Commodity Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits;

(G) the Equinox Frontier Diversified Fund Units shall pay to the Managing Owner an incentive fee of 25% of New High Net Trading Profits; and

(H) the Equinox Frontier Masters Fund Units shall pay to the Managing Owner an incentive fee of 20% of New High Net Trading Profits.

(ii) “New High Net Trading Profits” (for purposes of calculating the Managing Owner’s incentive fees) shall be computed for each Series (or in the case of any Multi-Advisor Series, for each Trading Advisor) as of each Incentive Measurement Date and will include such profits (as outlined below) since the Incentive Measurement Date of the most recent preceding calendar month or quarter for which an incentive fee was earned for such Series (or Trading Advisor, as applicable) or, with respect to the first Incentive Fee payable for such Series (or Trading Advisor, as applicable), since the commencement of operations by such Series (or Trading Advisor, as applicable) (the “Incentive Measurement Period”). New High Net Trading Profits for any Incentive Measurement Period shall be the net profits, if any, from the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) trading during such period (including (i) gross realized trading profit (loss) plus or minus (ii) the change in unrealized trading profit (loss) on open positions) minus (iii) the fees charged to the Series (or in the case of any Multi-Advisor Series, such Trading Advisor) by the Managing Owner and the Clearing Brokers for brokerage commissions, exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with the Series’ (or in the case of any Multi-Advisor Series, such Trading Advisor’s) trading activities and on-going service fees for certain administrative services payable to certain Selling Agents and will be calculated after the determination of the Managing Owner’s management fee, but before deduction of any incentive fees payable during the Incentive Measurement Period minus (iv) the “Carryforward Loss” (as defined in the next sentence), if any, as of the beginning of the Incentive Measurement Period. If the total of items (i) through (iv), above, is negative at the end of an Incentive Measurement Period, such amount shall be the Carryforward Loss for the next month or quarter. Carryforward Losses shall (v) be proportionately reduced to reflect reductions in allocated assets. Such proportional reduction shall be based upon the ratio that the reduction of assets allocated away from the Trading Advisor(s) bears to the then current amount of Allocated Assets managed by the Trading Advisor(s) prior to giving effect to such reduction in the Allocated Assets. New High Net Trading Profits will not include interest earned or credited. New High Net Trading Profits shall be generated only to the extent that the Series’ (or in the case of any Multi-Advisor Series, the Trading Advisor’s) cumulative New High Net Trading Profits exceed the highest level of cumulative New High Net Trading Profits achieved by such Series (or in the case of any Multi-Advisor Series, such Trading Advisor) as of a previous Incentive Measurement Date. Except as set forth below, net losses after proportional reduction under clause (v), above, from prior quarters must be recouped before New High Net Trading Profits can again be generated. If a withdrawal or distribution occurs at any date that is not an Incentive Measurement Date, the date of the withdrawal or distribution will be treated as if it were an Incentive Measurement Date in respect of the withdrawn assets, but any Incentive Fee accrued in respect of the withdrawn assets on such date shall not be paid to the Managing Owner until the next scheduled Incentive Measurement Date. New High Net Trading Profits for an Incentive Measurement Period shall exclude capital contributions to the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) in an Incentive Measurement Period, distributions or redemptions payable by the Series (or in the case of any Multi-Advisor Series, in respect of such Trading Advisor’s allocated assets) during an Incentive Measurement Period, as well as losses, if any, associated with redemptions during the Incentive Measurement Period and prior to the Incentive Measurement Date. In calculating New High Net Trading Profits, incentive fees paid for a previous Incentive Measurement Period will not reduce cumulative New High Net Trading Profits in subsequent periods.

(iii) The Managing Owner shall pay each Trading Advisor’s incentive fees out of such fees.

(iv) Investments made by the Managing Owner, a Trading Advisor or their respective employees, family members and affiliates may, in the sole and absolute discretion of the Managing Owner, be charged incentive fees at reduced rates.

(c) With respect to the Equinox Frontier Heritage Fund, Equinox Frontier Winton Fund, Equinox Frontier Select Fund, the Class 1, Class 2 and Class 3 of the Equinox Frontier Balanced Fund, the first two percent (2.0%) of interest income earned per annum by the Trust on each Series shall be paid to the Managing Owner. In addition, if interest rates fall below 0.75% (calculated daily based on each Series’ Net Asset Value), the Managing Owner shall be paid the difference between the Trust’s annualized income interest and 0.75%. Interest income above two percent (2.0%) per Series (calculated daily based on each Series’ Net Asset Value) shall be retained by the Trust. With respect to the Equinox Frontier Long/Short Commodity Fund, Equinox Frontier Diversified Fund and Equinox Frontier Masters Fund and the Class 1a, Class 2a and 3a of the Equinox Frontier Balanced Fund, twenty percent (20%) of interest income earned per annum by the Trust shall be paid to the Managing Owner, and the remaining eighty percent (80%) of interest income earned per annum by the Trust shall be retained by the Trust.

(d) The Trust, with respect to each Series, will pay to the Managing Owner a fee of a certain percentage, as determined by the Managing Owner, from time to time, in its sole and absolute discretion, of the Series’ Net Asset Value annually which will be used to pay all brokerage commissions, plus applicable exchange fees, NFA fees, give up fees and other transaction related fees and expenses charged in connection with each Series’ trading activities and service fees payable to Selling Agents selling Class 1 Units, Class 1a Units, Class 2 Units or Class 2a Units of any Series.

(e) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Balanced Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Balanced Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income and twenty percent (20%) of the incentive fees earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

(f) With respect to strategic investors who purchase at least $2,000,000 of Class 2 Units of the Equinox Frontier Select Fund during the Initial Offering Period for such Series and agree to maintain such investment for at least one hundred and twenty (120) days following the commencement of trading activities for the Equinox Frontier Select Fund, the Managing Owner shall rebate to such investors one hundred percent (100%) of the interest income earned by the Managing Owner with respect to such investments over such one hundred and twenty (120) day period or such longer period of up to twelve (12) months during which such investors agree to maintain such investment.

SECTION 4.9 Other Business of Unitholders. Except as otherwise specifically provided herein, any of the Unitholders and any shareholder, officer, director, employee or other person holding a legal or beneficial interest in an entity which is a Unitholder, may engage in or possess an interest in other business ventures of every nature and description, independently or with others, and the pursuit of such ventures, even if competitive with the business of the Trust, shall not be deemed wrongful or improper. The Managing Owner and Affiliates of the Managing Owner shall not engage in a venture competitive with the Trust except as described in the Prospectus.

SECTION 4.10 Voluntary Withdrawal of the Managing Owner. The Managing Owner may withdraw voluntarily as the Managing Owner of the Trust only upon one hundred twenty (120) days’ prior written notice to all Limited Owners and the Trustee and the prior approval of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (excluding Units held by the withdrawing Managing Owner). If the withdrawing Managing Owner is the last remaining Managing Owner, Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner) may vote to elect and appoint, effective as of a date on or prior to the withdrawal, a successor Managing Owner who shall carry on the business of the Trust. If the Managing Owner withdraws as Managing Owner and the Limited Owners or remaining Managing Owner elect to continue the Trust, the withdrawing Managing Owner shall pay all expenses incurred as a result of its withdrawal. In the event of its removal or withdrawal, the Managing Owner shall be entitled to a redemption of its Unit at the Net Asset Value of a Series thereof on the next Redemption Date following the date of removal or withdrawal.

SECTION 4.11 Authorization of Registration Statements. Each Limited Owner (or any permitted assignee thereof) hereby agrees that the Managing Owner is authorized to execute, deliver and perform the agreements, acts, transactions and matters contemplated hereby or described in or contemplated by the Registration Statements or any securities laws on behalf of the Trust without any further act, approval or vote of the Limited Owners of the Trust, notwithstanding any other provision of this Trust Agreement, the Delaware Statutory Trust Act or any applicable law, rule or regulation.

SECTION 4.12 Litigation. The Managing Owner is hereby authorized to prosecute, defend, settle or compromise actions or claims at law or in equity as may be necessary or proper to enforce or protect the Trust’s interests. The Managing Owner shall satisfy any judgment, decree or decision of any court, board or authority having jurisdiction or any settlement of any suit or claim prior to judgment or final decision thereon, first, out of any insurance proceeds available therefor, next, out of the Trust’s assets and, thereafter, out of the assets (to the extent that it is permitted to do so under the various other provisions of this Agreement) of the Managing Owner.

ARTICLE V

TRANSFERS OF UNITS

SECTION 5.1 General Prohibition. A Limited Owner may not sell, assign, transfer or otherwise dispose of, or pledge, hypothecate or in any manner encumber any or all of his Units or any part of his right, title and interest in the capital or profits of any Series in the Trust except as permitted in this Article V and any act in violation of this Article V shall not be binding upon or recognized by the Trust (regardless of whether the Managing Owner shall have knowledge thereof), unless approved in writing by the Managing Owner.

SECTION 5.2 Transfer of Managing Owner’s General Units.

(a) Upon an Event of Withdrawal (as defined in Section 13.1), the Managing Owner’s General Units shall be purchased by the Trust for a purchase price in cash equal to the Net Asset Value thereof. The Managing Owner will not cease to be a Managing Owner of the Trust merely upon the occurrence of its making an assignment for the benefit of creditors, filing a voluntary petition in bankruptcy, filing a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, filing an answer or other pleading admitting or failing to contest material allegations of a petition filed against it in any proceeding of this nature or seeking, consenting to or acquiescing in the appointment of a trustee, receiver or liquidator for itself or of all or any substantial part of its properties.

(b) To the full extent permitted by law, nothing in this Trust Agreement shall be deemed to prevent the merger of the Managing Owner with another corporation, the reorganization of the Managing Owner into or with any other corporation, the transfer of all the capital stock of the Managing Owner or the assumption of the Units, rights, duties and liabilities of the Managing Owner by, in the case of a merger, reorganization or consolidation, the surviving corporation by operation of law.

(c) Upon assignment of all of its Units, the Managing Owner shall not cease to be a Managing Owner of the Trust, or to have the power to exercise any rights or powers as a Managing Owner, or to have liability for the obligations of the Trust under Section 1.6 hereof, until an additional Managing Owner, who shall carry on the business of the Trust, has been admitted to the Trust.

SECTION 5.3 Transfer of Limited Units.

(a) Permitted assignees of the Limited Owners shall be admitted as substituted Limited Owners, pursuant to this Article V, only upon the consent of the Managing Owner. The parties hereto hereby agree that such restrictions are necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership or to avoid adverse legal consequence to the Trust. There will be no restrictions on transferability other than the restrictions necessary and desirable in order to maintain the Trust’s tax classification as a partnership, to avoid having the Trust classified as a publicly traded partnership, and to avoid adverse legal consequences to the Trust.

(i) A substituted Limited Owner is a permitted assignee that has been admitted to any Series as a Limited Owner with all the rights and powers of a Limited Owner hereunder. If all of the conditions provided in Section 5.3(b) below are satisfied, the Managing Owner shall admit permitted assignees into the Trust as Limited Owners by making an entry on the books and records of the Series reflecting that such permitted assignees have been admitted as Limited Owners, and such permitted assignees will be deemed Limited Owners at such time as such admission is reflected on the books and records of the Series.

(ii) A permitted assignee is a Person to whom a Limited Owner has assigned his Limited Units with the consent of the Managing Owner, as provided below in Section 5.3(d), but who has not become a substituted Limited Owner. A permitted assignee shall have no right to vote, to obtain any information on or account of the Series’ transactions or to inspect the Trust’s or Series’ books, but shall only be entitled to receive the share of the profits, or the return of the Capital Contribution, to which his assignor would otherwise be entitled as set forth in Section 5.3(d) below to the extent of the Limited Units assigned. Each Limited Owner agrees that any permitted assignee may become a substituted Limited Owner without the further act or consent of any Limited Owner, regardless of whether his permitted assignee becomes a substituted Limited Owner.

(iii) A Limited Owner shall bear all extraordinary costs (including attorneys’ and accountants’ fees), if any, related to any transfer, assignment, pledge or encumbrance of his Limited Units.

(b) No permitted assignee of the whole or any portion of a Limited Owner’s Limited Units shall have the right to become a substituted Limited Owner in place of his assignor unless all of the following conditions are satisfied:

(i) The written consent of the Managing Owner to such substitution shall be obtained.

(ii) A duly executed and acknowledged written instrument of assignment has been filed with the Trust setting forth the intention of the assignor that the permitted assignee become a substituted Limited Owner in his place;

(iii) The assignor and permitted assignee execute and acknowledge and/or deliver such other instruments as the Managing Owner may deem necessary or desirable to effect such admission, including his execution, acknowledgment and delivery to the Managing Owner, as a counterpart to this Trust Agreement, of a Power of Attorney in the form set forth in the Subscription Agreement; and

(iv) Upon the request of the Managing Owner, an opinion of the Trust’s independent legal counsel is obtained to the effect that (A) the assignment will not jeopardize the Trust’s tax classification as a partnership and (B) the assignment does not violate this Trust Agreement or the Delaware Statutory Trust Act.

(c) Any Person admitted to any Series as a Unitholder shall be subject to all of the provisions of this Trust Agreement as if an original signatory hereto.

(d) (i) Subject to the provisions of Section 5.3(e) below, compliance with the suitability standards imposed by the Trust for the purchase of new Units, applicable federal securities and state “Blue Sky” laws and the rules of any other applicable governmental authority, a Limited Owner shall have the right to assign all or any of his Limited Units to any assignee by a written assignment (on a form acceptable to the Managing Owner) the terms of which are not in contravention of any of the provisions of this Trust Agreement, which assignment has been executed by the assignor and received by the Trust and recorded on the books thereof. An assignee of a Limited Unit (or any interest therein) will not be recognized as a permitted assignee without the consent of the Managing Owner, which consent the Managing Owner shall withhold only if necessary, in the judgment of the Managing Owner (and upon receipt of an opinion of counsel to this effect), to preserve the classification of the Trust as a partnership for federal income tax purposes or to preserve the characterization or treatment of any Series’ income or loss. The Managing Owner shall withhold its consent to assignments made under the foregoing circumstance, and shall exercise such right by taking any actions as it seems necessary or appropriate in its reasonable discretion so that such transfers or assignments of rights are not in fact recognized, and the assignor or transferor continues to be recognized by the Trust as a Unitholder for all purposes hereunder, including the payment of any cash distribution. The Managing Owner shall incur no liability to any investor or prospective investor for any action or inaction by it in connection with the foregoing, provided it acted in good faith.

(ii) Except as specifically provided in this Trust Agreement, a permitted assignee of a Unit shall be entitled to receive distributions from the Series attributable to the Unit acquired by reason of such assignment from and after the effective date of the assignment of such Unit to him. The “effective date” of an assignment of a Limited Unit for purposes of this subparagraph (ii) shall be the Business Day for admission of the assignee as provided in Section 3.2(a)(v). If the assignee is (A) an ancestor or descendant of the Limited Owner, (B) the personal representative or heir of a deceased Limited Owner, (C) the trustee of a trust whose beneficiary is the Limited Owner or another person to whom a transfer could otherwise be made or (D) the shareholders, partners or beneficiaries of a corporation, partnership or trust upon its termination or liquidation, then the “effective date” of an assignment of a Unit in the Trust shall be the first Business Day immediately following the Business Day in which the written instrument of assignment is received by the Managing Owner.

(iii) Anything herein to the contrary notwithstanding, the Trust and the Managing Owner shall be entitled to treat the permitted assignor of such Unit as the absolute owner thereof in all respects, and shall incur no liability for distributions made in good faith to him, until such time as the written assignment has been received by, and recorded on the books of, the Trust.

(e) (i) No assignment or transfer of a Unit may be made which would result in the Limited Owners and permitted assignees of the Limited Owners owning, directly or indirectly, individually or in the aggregate, five percent (5%) or more of the stock of the Managing Owner or any related person as defined in Sections 267(b) and 707(b)(1) of the Code. If any such assignment or transfer would otherwise be made by bequest, inheritance of operation of law, the Unit transferred shall be deemed sold by the transferor to the Series immediately prior to such transfer in the same manner as provided in Section 5.3(e)(iii).

(ii) No assignment or transfer of an interest in any Series may be made which would contravene the NASAA Guidelines, as adopted in any state in which the proposed transferor and transferee reside including, without limitation, the restriction set forth in Paragraph F(2) of Article V thereof, which precludes any assignment (except for assignments by gift, inheritance, intra family assignment, family dissolutions and transfers to Affiliates), which would result in either the assignee or the assignor holding Units in any combination of Series valued at less than $1,000 (with no minimum in the case of Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations), and $5,000 in the case of assignees or assignors who are residents of Texas (with a minimum of $1,000 in the case of residents of Texas who are Plans (including IRAs), employees or family members of an employee of the Managing Owner or its Affiliates or charitable organizations); provided, however, that this limitation shall not apply in respect of a Limited Owner wishing to assign its or his entire interest in all Series of the Trust.

(iii) Anything else to the contrary contained herein notwithstanding: (A) In any particular twelve (12) consecutive month period no assignment or transfer of a Unit may be made which would result in increasing the aggregate total of Units previously assigned and/or transferred in said period to forty-nine percent (49%) or more of the total interest in the Trust’s capital and profits, as determined by the Managing Owner. This limitation is hereinafter referred to as the “forty-nine percent (49%) limitation”; (B) Clause (ii)(A) hereof shall not apply to a transfer by gift, bequest or inheritance, or a transfer to the Trust, and, for purposes of the forty-nine percent (49%) limitation, any such transfer shall not be treated as such; (C) If, after the forty-nine percent (49%) limitation is reached in any consecutive twelve (12) month period, a transfer of a Unit would otherwise take place by operation of law (but not including any transfer referred to in clause (iii)(B) hereof) and would cause a violation of the forty-nine percent (49%) limitation, then said Unit(s) shall be deemed to have been sold by the transferor to the Trust in liquidation of said Unit(s) immediately prior to such transfer for a liquidation price equal to the Net Asset Value of a Series of said Unit(s) on such date of transfer. The liquidation price shall be paid within ninety (90) days after the date of the transfer.

(f) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke, the election referred to in Section 754 of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(g) The Managing Owner, in its sole discretion, may cause the Trust to make, refrain from making, or once having made, to revoke the election by a qualified fund under Section 988(c)(1)(E)(V) of the Code, and any similar election provided by state or local law, or any similar provision enacted in lieu thereof.

(h) Each Limited Owner hereby agrees to indemnify and hold harmless the Trust and each other Unitholder against any and all losses, damages, liabilities or expense (including, without limitation, tax liabilities or loss of tax benefits) arising, directly or indirectly, as a result of any transfer or purported transfer by such Limited Owner in violation of any provision contained in this Section 5.3.

ARTICLE VI

DISTRIBUTION AND ALLOCATIONS

SECTION 6.1 Capital Accounts. A capital account shall be established for each Unitholder on the books of the Series in which a Unit is owned (such account sometimes hereinafter referred to as a “book capital account”). The initial balance of each Unitholder’s book capital account with respect to any Series shall be the amount of his initial Capital Contribution to that Series.

SECTION 6.2 Book Capital Account Allocations. As of the close of business (as determined by the Managing Owner) on each Business Day during each Fiscal Year of the Trust, the following determinations and allocations shall be made:

(a) First, any increase or decrease in the Net Asset Value of a Series as of such date as compared to the next previous determination of Net Asset Value of a Series shall be credited or charged to the book capital accounts of the Unitholders in the ratio that the balance of each Unitholder’s book capital account bears to the balance of all Unitholders’ book capital accounts; and

(b) Next, the amount of any distribution to be made to a Unitholder and any amount to be paid to a Unitholder upon redemption of his Units shall be charged to that Unitholder’s book capital account as of the applicable record date and Redemption Date, respectively.

SECTION 6.3 Allocation of Profit and Loss for United States Federal Income Tax Purposes. As of the end of each Fiscal Year, the recognized profit and loss of a Series shall be allocated among the Unitholders of that Series (and among Classes of a Series as appropriate) pursuant to the following subparagraphs for federal income tax purposes. Except as otherwise provided herein, such allocations of profit and loss shall be pro rata from Disposition Gain (or Disposition Loss) and Profits (or Losses).

(a) First, the Profits or Losses of the Trust shall be allocated pro rata among the Unitholders based on their respective book capital accounts as of the end of any Business Day.

(b) Next, Disposition Gain or Disposition Loss from the Trust’s trading activities for each Fiscal Year of the Trust shall be allocated among the Unitholders as follows:

(i) There shall be established a tax capital account with respect to each outstanding Unit. The initial balance of each tax capital account shall be the amount paid by the Unitholder to the Trust for the Unit. Tax capital accounts shall be adjusted as of the end of each Fiscal Year as follows: (A) Each tax capital account shall be increased by the amount of income (Profits or Disposition Gain) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(ii), 6.3(b)(iii) and 6.3(b)(iv) below; (B) Each tax capital account shall be decreased by the amount of expense or loss (Losses or Disposition Losses) which shall have been allocated to the Unitholder who shall hold the Unit pursuant to Section 6.3(a) above and Sections 6.3(b)(v), 6.3(b)(vi) and 6.3(b)(vii) below and by the amount of any distribution which shall have been received by the Unitholder with respect to the Unit (other than on redemption of Units); and (C) If a Unit is redeemed, the tax capital account with respect to such Unit shall be eliminated on the Redemption Date.

(ii) Disposition Gain shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange over the portion of the balance of such Unitholder’s tax capital account attributable to such redeemed or exchanged Units (the “Gain Disparity”); provided, however, that if such Disposition Gain is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Gain Disparity of each such Unitholder bears to the sum of the Gain Disparities of all such Unitholders.

(iii) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(ii) above shall be allocated first among all Unitholders whose book capital accounts shall be in excess of their Units’ tax capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(iii), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholder’s excesses.

(iv) Disposition Gain that remains after the allocation pursuant to Section 6.3(b)(iii) above shall be allocated to the Unitholders in the ratio that each Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(v) Disposition Loss shall be allocated first to each Unitholder, if any, who redeemed or exchanged all or a portion of his, her or its Units up to the amount of the excess, if any, of the portion of the balance of such Unitholder’s tax capital account attributable to the redeemed or exchanged Units over the amount such Unitholder received in respect of the redeemed Units or the value of the Units received in the exchange (the “Loss Disparity”); provided, however, that if such Disposition Loss is insufficient to cover all such allocations, it shall be allocated among such Unitholders in the ratio that the Loss Disparity of each such Unitholder bears to the sum of the Loss Disparities of all such Unitholders.

(vi) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(v) above shall be allocated first among all Unitholders whose Units’ tax capital accounts shall be in excess of their book capital accounts (after making the adjustments, other than adjustments resulting from the allocations to be made pursuant to this Section 6.3(b)(vi), described in Section 6.3(b)(i) above) in the ratio that each such Unitholder’s excess shall bear to all such Unitholders’ excesses.

(vii) Disposition Loss that remains after the allocation pursuant to Section 6.3(b)(vi) above shall be allocated to the Unitholders in the ratio that Unitholder’s book capital account bears to all Unitholders’ book capital accounts.

(c) The tax allocations prescribed by this Section 6.3 shall be made to each holder of a Unit whether or not the holder is a substituted Limited Owner. For purposes of this Section 6.3, tax allocations shall be made to the Managing Owner’s Units on a Unit-equivalent basis.

(d) The allocation of income and loss (and items thereof) for federal income tax purposes set forth in this Section 6.3 is intended to allocate taxable income and loss among Unitholders generally in the ratio and to the extent that net profit and net loss shall be allocated to such Unitholders under Section 6.2 so as to eliminate, to the extent possible, any disparity between a Unitholder’s book capital account and his tax capital account, consistent with the principles set forth in Sections 704(b) and (c) of the Code. Notwithstanding Section 6.3(b), if the allocations in Section 6.3(b)(ii) and 6.3(b)(v) fail to allocate Disposition Gain or Disposition Loss sufficient to eliminate the relevant Gain Disparity or Loss Disparity, the Managing Owner shall first allocate Disposition Gain or Disposition Loss in later periods to eliminate such Gain Disparity or Loss Disparity.

(e) Notwithstanding this Section 6.3, if after taking into account any distributions to be made with respect to such Unit for the relevant period pursuant to Section 6.4 herein, any allocation would produce a deficit in the book capital account of a Unit, the portion of such allocation that would create such a deficit shall instead be allocated pro rata to the book capital accounts of the other Units held by the same Unitholder (subject to the same limitation) and, as to any balance, shall be allocated pro rata to the book capital accounts of all the remaining Unitholders (subject to the same limitation).

SECTION 6.4 Allocation of Distributions. Initially, distributions shall be made by the Managing Owner, and the Managing Owner shall have sole discretion in determining the amount and frequency of distributions, other than redemptions, which the Trust shall make with respect to the Units; provided, however, that the Trust shall not make any distribution that violates the Delaware Statutory Trust Act. The aggregate distributions made in a Fiscal Year (other than distributions on termination, which shall be allocated in the manner described in Section 13.2) shall be made to the holders of record of Units in the ratio in which the number of Units held of record by each of them bears to the number of Units held of record by all of the Unitholders as of the record date of such distribution; provided, further, however, that any distribution made in respect of a Unit shall not exceed the book capital account for such Unit.

SECTION 6.5 Admissions of Unitholders; Transfers. For purposes of this Article VI, Unitholders shall be deemed admitted, and a tax and book capital account shall be established in respect of the Units acquired by such Unitholder or in respect of additional Units acquired by an existing Unitholder, as of (i) the Business Day for admission of the Unitholder as provided in Section 3.2(a)(v), (ii) in the case of Exchanges for Class 3 or Class 3a Units, the Business Day as of which the Managing Owner makes a determination with respect to the Service Fee Limit applicable to the Units being exchanged pursuant to Section 7.4(b) or (iii) the Business Day in which the transfer of Units to such Unitholder is recognized, as applicable, except that persons accepted as subscribers to the Trust pursuant to Section 3.2 shall be deemed admitted on the date determined pursuant to such Section. Any Unitholder shall provide the Managing Owner with a Subscription Agreement or Exchange Request, as the case may be, by 4:00 PM Eastern Time. The Managing Owner, in its sole and absolute discretion, may change such requirements upon written notice to the Unitholder. Any Unitholder to whom a Unit had been transferred shall succeed to the tax and book capital accounts attributable to the Unit transferred.

SECTION 6.6 Liability for State and Local and Other Taxes. In the event that the Trust or any Series shall be separately subject to taxation by any state or local or by any foreign taxing authority, the Trust or the Series shall be obligated to pay such taxes to such jurisdiction. In the event that the Trust or the Series shall be required to make payments to any Federal, state or local or any foreign taxing authority in respect of any Unitholder’s allocable share of Trust income, the amount of such taxes shall be considered a loan by the Trust to such Unitholder, and such Unitholder shall be liable for, and shall pay to the Trust, any taxes so required to be withheld and paid over by the Trust within ten (10) days after the Managing Owner’s request therefor. Such Unitholder shall also be liable for (and the Managing Owner shall be entitled to redeem additional Units of the foreign Unitholder as necessary to satisfy) interest on the amount of taxes paid over by the Trust to the IRS or other taxing authority, from the date of the Managing Owner’s request for payment to the date of payment or the redemption, as the case may be, at the rate of two percent (2%) over the prime rate charged from time to time by U.S. Bank National Association. The amount, if any, payable by the Trust to the Unitholder in respect of its Units so redeemed, or in respect of any other actual distribution by the Trust to such Unitholder, shall be reduced by any obligations owed to the Trust by the Unitholder, including, without limitation, the amount of any taxes required to be paid over by the Trust to the IRS or other taxing authority and interest thereon as aforesaid. Amounts, if any, deducted by the Trust from any actual distribution or redemption payment to such Unitholder shall be treated as an actual distribution to such Unitholder for all purposes of this Trust Agreement.

ARTICLE VII

REDEMPTIONS

SECTION 7.1 Redemption of Units. The Unitholders recognize that the profitability of any Series depends upon long-term and uninterrupted investment of capital. It is agreed, therefore, that Series profits and gains may be automatically reinvested, and that distributions, if any, of profits and gains to the Unitholders will be on a limited basis. Nevertheless, the Unitholders contemplate the possibility that one or more of the Limited Owners may elect to realize and withdraw profits, or withdraw capital through the redemption of Units prior to the dissolution of a Series. In that regard and subject to the provisions of Section 4.2(h):

(a) Subject to the conditions set forth in this Article VII, each Limited Owner (or any permitted assignee thereof) shall have the right to redeem a Limited Unit or portion thereof on any Redemption Date. The Managing Owner, in its sole and absolute discretion, may change the notice requirement pursuant to Section 7.1(c) upon written notice to such redeeming Unitholder. Units will be redeemed on a “first in, first out” basis based on time of receipt of redemption requests at a redemption price equal to the Net Asset Value of a Series per Unit calculated as of the Valuation Point immediately preceding the applicable Redemption Date. If a Unitholder (or permitted assignee thereof) is permitted to redeem any or all of his Units as of a date other than a Redemption Date, such adjustments in the determination and allocation among the Unitholders of Disposition Gain, Disposition Loss, Profits, Losses and items of income or deduction for tax accounting purposes shall be made as are necessary or appropriate to reflect and give effect to the redemption.

(b) The value of a Unit for purposes of redemption shall be the book capital account balance of such Unit at the Valuation Point immediately preceding the Redemption Date, less any amount owing by such Limited Owner (and his permitted assignee, if any) to the Trust pursuant to Sections 4.6(g), 5.3(h) or 6.6 of this Trust Agreement. If redemption of a Unit shall be requested by a permitted assignee, all amounts which shall be owed to the Trust under Sections 4.6(g), 5.3(h) or 6.6 hereof by the Unitholder of record, as well as all amounts which shall be owed by all permitted assignees of such Units, shall be deducted from the Net Asset Value of a Series of such Units upon redemption.

(c) The effective date of redemption shall be the Redemption Date, and payment of the value of the redeemed Units (except for Units redeemed as part of an Exchange as provided in Section 7.4) generally shall be made within seven (7) Business Days following the Redemption Date; provided, that all liabilities, contingent or otherwise, of the Trust or any Series in the Trust, except any liability to Unitholders on account of their Capital Contributions, have been paid or there remains property of the Series sufficient to pay them; and provided further, that under extraordinary circumstances as may be determined by the Managing Owner in its sole discretion, including, but not limited to, the inability to liquidate Commodity positions as of such Redemption Date, or default or delay in payments due the Trust from commodity brokers, banks or other Persons, or significant administrative hardship, the Trust may in turn delay payment to Limited Owners requesting redemption of Units of the proportionate part of the value of redeemed Units represented by the sums which are the subject of such default or delay, in which event payment for redemption of such Units will be made to Limited Owners as soon thereafter as is practicable. A Limited Owner may revoke his notice of intent to redeem on or prior to the Redemption Date by written instructions to the Managing Owner. If a Limited Owner revokes his notice of intent to redeem and thereafter wishes to redeem, such Limited Owner will be required to submit written notice thereof in accordance with Section 7.1(d) and will be redeemed on the first Redemption Date to occur after the Managing Owner shall have been in receipt of such written notice for at least one (1) Business Day; provided, however, that the Managing Owner must receive such written notice by 4:00 PM Eastern Time in order for the redemption to be effective as of the next Business Day. The Managing Owner, in its sole and absolute discretion, may change such notice requirement upon written notice to such Limited Owner.

(d) A Limited Owner (or any permitted assignee thereof) wishing to redeem Units must provide the Managing Owner with written notice of his intent to redeem, which notice shall specify the name and address of the redeeming Limited Owner and the amount of Limited Units sought to be redeemed. The notice of redemption shall be in the form annexed to the Prospectus or in any other form acceptable to the Managing Owner and shall be mailed or delivered to the principal place of business of the Managing Owner. Such notice must include representations and warranties that the redeeming Limited Owner (or any permitted assignee thereof) is the lawful and beneficial owner of the Units to be redeemed and that such Units are not subject to any pledge or otherwise encumbered in any fashion. In certain circumstances, the Trust may require additional documents, such as, but not limited to, trust instruments, death certificates, appointments as executor or administrator or certificates of corporate authority. Limited Owners requesting redemption shall be notified in writing within seven (7) Business Days following the Redemption Date whether or not their Units will be redeemed, unless payment for the redeeming Units is made within that seven (7) Business Day period, in which case the notice of acceptance of the redemption shall not be required.

(e) The Managing Owner may suspend temporarily any redemption for up to 30 days if the effect of such redemption, either alone or in conjunction with other redemptions, would be to impair the Trust’s ability to operate in pursuit of its objectives. The Managing Owner may also suspend temporarily any redemption for up to 30 days in the event of a natural disaster, force majeure, act of war, terrorism or other event which results in the closure of financial markets. In addition, the Managing Owner may mandatorily redeem Units pursuant to Section 4.2(h).

(f) Units that are redeemed shall be extinguished and shall not be retained or reissued by the Trust or any Series.

(g) Except as discussed above, all requests for redemption in proper form will be honored, and the Series’ positions will be liquidated to the extent necessary to discharge its liabilities on the Redemption Date.

SECTION 7.2 Redemption by the Managing Owner. Notwithstanding any provision in this Trust Agreement to the contrary, for so long as it shall act as the Trust’s Managing Owner, the Managing Owner shall not transfer or redeem any of its General Units to the extent that any such transfer or redemption would result in its having less than a one percent (1%) interest in the aggregate of all Series of the Trust.

SECTION 7.3 Redemption Fee. Limited Owners who redeem all or a portion of their Units in the Class 1 or Class 1a of any Series during the first twelve (12) months following the effective date of their purchase shall be subject to a redemption fee of up to (i) 2.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of Units sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units or Class 3a Units of the respective Series, or (ii) 3.0% of the Net Asset Value at which they are redeemed, in the case of the redemption of any other Class 1 Units of any Series or Class 1a Units of the Equinox Frontier Balanced Fund; provided, however, that the amount of the redemption fee shall be reduced pro rata on a daily basis by approximately 1/365th each day following the end of the month in which the Limited Owner purchased such Units. This redemption fee will not be charged if a Limited Owner simultaneously exchanges the redeemed Units thereof for Units of aggregate equal value in another Series. Such redemption fees shall be payable to the Managing Owner.

SECTION 7.4 Exchange of Units.

(a) Inter-Series Exchanges. Units in one Series may be exchanged, without applicability of redemption fees, for Units of equivalent value of any other Series (an “Exchange”) on any Business Day, subject to (i) the conditions on redemptions in this Article VII, (ii) the availability of a sufficient number of registered Units of the Series being exchanged into and (iii) the registration for sale in such Unitholders’ state(s) of residence of such Units of the Series being exchanged into; provided, however, that (x) Units in the Class 1 or Class 2, as applicable, of a Series may only be exchanged with Units in the Class 1 or Class 2, as applicable, of another Series. The Managing Owner may provide for exchange equalization fees applicable to Exchanges into a particular Series in the instrument pursuant to which such Series established and designated by the Managing Owner as provided in Section 3.4(b). Such exchange equalization fee shall be payable to the Managing Owner. For the avoidance of doubt, the provisions of this Section 7.4(a) shall not apply to any Class 3 or Class 3a Units of any Series.

(b) Intra-Series Exchanges for Class 3 Units and Class 3a Units. Class 3 Units of any Series, or Class 3a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, shall be issued in exchange for a Limited Owner’s Class 1 Units or Class 2 Units of such Series, or Class 1a Units or Class 2a Units of the Equinox Frontier Long/Short Commodity Fund or Equinox Frontier Balanced Fund, as applicable, as of any Business Day when the Managing Owner determines that the Service Fee Limit with respect to such Class 1 Units, Class 2 Units, Class 1a Units or Class 2a Units has been reached as of such Business Day, or it anticipates that the Service Fee Limit applicable to such Units will be reached during the following Business Day; provided, however, that no Legacy Unit shall be exchanged for a Class 3 Unit. The “Service Fee Limit” applicable to each Unit is reached when (i) the aggregate underwriting compensation (determined in accordance with NASD Rule 2810 of the Financial Industry Regulatory Authority, Inc.) paid in respect of such Unit totals 10% of the purchase price of such Unit or (ii) in the case of each Unit of any Class of any Series sold on or after the date of effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series, when the aggregate initial and ongoing service fees received by the Selling Agent with respect to such Unit total 9% of the purchase price of such Unit, if that occurs earlier. A “Legacy Unit” is any Class 1 or Class 2 Unit of the Equinox Frontier Balanced Fund, Equinox Frontier Select Fund, Equinox Frontier Winton Fund or Equinox Frontier Heritage Fund that was registered, or was in the process of registration, for sale under a Registration Statement filed with the NASD Corporate Financing Department before October 12, 2004. These provisions of this Section 7.4(b) shall become effective upon the effectiveness of the first Registration Statement covering the Class 3 Units of the respective Series.

ARTICLE VIII

THE LIMITED OWNERS

SECTION 8.1 No Management or Control; Limited Liability. The Limited Owners shall not participate in the management or control of the Trust’s business nor shall they transact any business for the Trust or any Series thereof or have the power to sign for or bind the Trust or any Series thereof, said power being vested solely and exclusively in the Managing Owner. Except as provided in Section 8.3 hereof, no Limited Owner shall be bound by, or be personally liable for, the expenses, liabilities or obligations of the Trust in excess of his Capital Contribution plus his share of the Trust Estate of any Series in which such Limited Owners owns a Unit and profits remaining in the Series, if any. Except as provided herein, each Limited Unit owned by a Limited Owner shall be fully paid and no assessment shall be made against any Limited Owner. No salary shall be paid to any Limited Owner in his capacity as a Limited Owner, nor shall any Limited Owner have a drawing account or earn interest on his contribution.

SECTION 8.2 Rights and Duties. The Limited Owners shall have the following rights, powers, privileges, duties and liabilities:

(a) Each Limited Owner shall have the right to obtain information of all things affecting the Trust (or any Series thereof in which it holds a Unit), provided that such is for a purpose reasonably related to the Limited Owner’s interest as a beneficial owner of the Trust, including, without limitation, such reports as are set forth in Article IX and such information as is set forth in Section 4.3(l) hereof. In the event that the Managing Owner neglects or refuses to produce or mail to a Limited Owner a copy of the information set forth in Section 4.3(l) hereof, the Managing Owner shall be liable to such Limited Owner for the costs, including reasonable attorney’s fees, incurred by such Limited Owner to compel the production of such information, and for any actual damages suffered by such Limited Owner as a result of such refusal or neglect; provided, however, it shall be a defense of the Managing Owner that the actual purpose of the Limited Owner’s request for such information was not reasonably related to the Limited Owner’s interest as a beneficial owner in the Trust (e.g., to secure such information in order to sell it, or to use the same for a commercial purpose unrelated to the participation of such Limited Owner in the Trust). The foregoing rights are in addition to, and do not limit, other remedies available to Limited Owners under federal or state law.

(b) The Limited Owners shall receive from the assets of the Series in which they hold Units, the share of the distributions provided for in this Trust Agreement in the manner and at the times provided for in this Trust Agreement.

(c) Except for the Limited Owners’ redemption rights set forth in Article VII hereof or upon a mandatory redemption effected by the Managing Owner pursuant to Section 4.2(h) hereof, Limited Owners shall have the right to demand the return of their capital account only upon the dissolution and winding up of the Series in which they hold Units and only to the extent of funds available therefor. In no event shall a Limited Owner be entitled to demand or receive property other than cash. Except with respect to Series, Class or Sub-Class differences, no Limited Owner shall have priority over any other Limited Owner either as to the return of capital or as to profits, losses or distributions. No Limited Owner shall have the right to bring an action for partition against the Trust.

(d) Limited Owners holding Units representing at least a majority (over 50%) in Net Asset Value of each affected Series (not including Units held by the Managing Owner and its Affiliates, including the commodity broker) voting separately as a class may vote to (i) continue the Trust as provided in Section 13.1(b), (ii) approve the voluntary withdrawal of the Managing Owner and elect a successor Managing Owner as provided in Section 4.10, (iii) remove the Managing Owner on reasonable prior written notice to the Managing Owner, (iv) elect and appoint one or more additional Managing Owners, (v) approve a material change in the trading policies of a Series, or the brokerage fees paid by a Series, as set forth in the Prospectus, which change shall not be effective without the prior written approval of such majority, (vi) approve the termination of any agreement entered into between the Trust and the Managing Owner or any Affiliate of the Managing Owner for any reason, without penalty, (vii) approve amendments to this Trust Agreement as set forth in Section 11.1 hereof, and (viii) terminate the Series as provided in Section 13.1(g), and in the case of (iv), (v) and (vi) in each instance on sixty (60) days’ prior written notice.

Except as set forth above, the Limited Owners shall have no voting or other rights with respect to the Trust. Prior to the exercise by the Limited Owners of the rights set forth in Section 8.2(d), the Trust will, if practicable, provide the Limited Owners with an opinion of independent legal counsel in each state where the Trust may be deemed to be conducting its business with respect to whether or not such exercise would constitute such participation in the control of the Trust business as would adversely affect the Limited Owners limited liability under the laws of such state.

SECTION 8.3 Limitation on Liability.

(a) Except as provided in Sections 4.6(g), 5.3(h) and 6.6 hereof, and as otherwise provided under Delaware law, the Limited Owners shall be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the general corporation law of Delaware and no Limited Owner shall be liable for claims against, or debts of the Trust in excess of his Capital Contribution to the Trust and his share of the Trust Estate and undistributed profits, except in the event that the liability is founded upon misstatements or omissions contained in such Limited Owner’s Subscription Agreement delivered in connection with his purchase of Units. In addition, and subject to the exceptions set forth in the immediately preceding sentence, the Trust shall not make a claim against a Limited Owner with respect to amounts distributed to such Limited Owner or amounts received by such Limited Owner upon redemption unless, under Delaware law, such Limited Owner is liable to repay such amount.

(b) The Trust shall indemnify, on a pro rata basis among Series, to the full extent permitted by law and the other provisions of this Agreement, and to the extent of the Trust Estate, each Limited Owner (excluding the Managing Owner to the extent of its ownership of any Limited Units) against any claims of liability asserted against such Limited Owner solely because he is a beneficial owner of one or more Series’ Units (other than for taxes for which such Limited Owner is liable under Section 6.6 hereof).

(c) Every written note, bond, contract, instrument, certificate or undertaking made or issued by the Managing Owner shall give notice to the effect that the same was executed or made by or on behalf of the Trust and that the obligations of such instrument are not binding upon the Limited Owners individually but are binding only upon the assets and property of the Trust, and no resort shall be had to the Limited Owners’ personal property for satisfaction of any obligation or claim thereunder, and appropriate references may be made to this Trust Agreement and may contain any further recital which the Managing Owner deems appropriate, but the omission thereof shall not operate to bind the Limited Owners individually or otherwise invalidate any such note, bond, contract, instrument, certificate or undertaking. Nothing contained in this Section 8.3 shall diminish the limitation on the liability of each Series to the extent set forth in Section 3.6 and 3.7 hereof.

ARTICLE IX

BOOKS OF ACCOUNT AND REPORTS

SECTION 9.1 Books of Account. Proper books of account for the Trust and each Series shall be kept and shall be audited annually by an independent certified public accounting firm selected by the Managing Owner in its sole discretion, and there shall be entered therein all transactions, matters and things relating to the Trust’s business as are required by the CE Act and regulations promulgated thereunder, and all other applicable rules and regulations, and as are usually entered into books of account kept by Persons engaged in a business of like character. The books of account shall be kept at the principal office of the Trust and each Limited Owner (or any duly constituted designee of a Limited Owner) shall have, at all times during normal business hours, free access to and the right to inspect and copy the same for any purpose reasonably related to the Limited Owner’s interest as a beneficial owner of any Series, including such access as is required under CFTC rules and regulations. Such books of account shall be kept, and the Trust shall report its Profits and Losses on, the accrual method of accounting for financial accounting purposes on a Fiscal Year basis as described in Article X.

SECTION 9.2 Annual Reports and Monthly Statements.

(a) Each Limited Owner shall be furnished with an annual report within 120 days after the close of the fiscal year containing the following information: (i) a balance sheet as of the end of the Fiscal Year and statements of income and Limited Owners’ equity and cash flows for the year then ended, all of which shall be prepared in accordance with GAAP and accompanied by an auditor’s report containing an opinion of an independent certified public accountant or independent public accountant, (ii) a statement showing the total fees, compensation, brokerage commissions and expenses paid by the Trust, segregated as to type and stated both in aggregate dollar terms and as a percentage of Net Asset Value, and (iii) the average round turn rate for the Fiscal Year.

(b) Each Limited Owner shall be furnished as of the end of each month and as of the end of each Fiscal Year with (i) such reports (in such detail) as are required to be given to Limited Owners by the CFTC and the NFA, (ii) any other reports (in such detail) required by any other governmental authority which has jurisdiction over the activities of the Trust and (iii) any other reports or information which the Managing Owner, in its discretion, determines to be necessary or appropriate.

(c) The Managing Owner shall ensure the calculation of the Net Asset Value of the Trust daily and shall make available upon the request of a Limited Owner, the Net Asset Value per Series per Unit.

SECTION 9.3 Tax Information. Appropriate tax information (adequate to enable each Limited Owner to complete and file his federal tax return) shall be delivered to each Limited Owner as soon as practicable following the end of each Fiscal Year but generally no later than March 15.

SECTION 9.4 Calculation of Net Asset Value of a Series. Net Asset Value of a Series will be estimated as required. Upon request, on any Business Day, the Managing Owner shall make available to any Limited Owner the estimated Net Asset Value of a Series per Unit. Each Limited Owner shall be notified of any decline in the estimated Net Asset Value of a Series per Unit to less than 50% of the Net Asset Value of a Series per Unit as of the preceding Valuation Point within seven (7) Business Days of such occurrence. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof.

SECTION 9.5 Other Reports. The Managing Owner shall send such other reports and information, if any, to the Limited Owners as it may deem necessary or appropriate. Each Limited Owner shall be notified of (a) any material change in the terms of the Advisory Agreement, including any change in the Trading Advisor or any modification in connection with the method of calculating the incentive fee; (b) any change of Trustee; (c) any other material change affecting the compensation of any party within seven (7) Business Days of such occurrence; and (d) a description of any material effect on the Units such changes may have. Included in such notification shall be a description of the Limited Owners’ voting rights as set forth in Section 8.2 hereof and redemption rights as set forth in Section 7.1 hereof. In addition, the Managing Owner shall submit to the Securities Administrator of any State having jurisdiction over the Trust any information required to be filed with such Administrator, including, but not limited to, reports and statements required to be distributed to the Limited Owners.

SECTION 9.6 Maintenance of Records. The Managing Owner shall maintain (a) for a period of at least eight (8) Fiscal Years all books of account required by Section 9.1 hereof; a list of the names and last known address of, and number of Units owned by, all Unitholders, a copy of the Certificate of Trust and all certificates of amendment thereto, together with executed copies of any powers of attorney pursuant to which any certificate has been executed; copies of the Series’ federal, state and local income tax returns and reports, if any, and a record of the information obtained to indicate that a Limited Owner meets the investor suitability standards set forth in the Prospectus, and (b) for a period of at least six (6) Fiscal Years copies of any effective written trust agreements, subscription agreements and any financial statements of the Trust.

SECTION 9.7 Certificate of Trust. Except as otherwise provided in the Delaware Statutory Trust Act or this Trust Agreement, the Managing Owner shall not be required to mail a copy of any Certificate of Trust filed with the Secretary of State of the State of Delaware to each Limited Owner. Each such Certificate of Trust shall be maintained at the principal office of the Trust and shall be available for inspection and copying by the Limited Owners in accordance with this Trust Agreement. The Certificate of Trust shall not be amended in any respect if the effect of such amendment is to diminish the limitation on interseries liability under Section 3804 of the Delaware Statutory Trust Act.

SECTION 9.8 Registration of Units. Subject to Section 4.3(l) hereof, the Managing Owner shall keep, at the Trust’s principal place of business, a Unit Register in which, subject to such reasonable regulations as it may provide, it shall provide for the registration of Units and of transfers of Units. Subject to the provisions of Article V, the Managing Owner may treat the Person in whose name any Unit shall be registered in the Unit Register as the Unitholder of such Unit for the purpose of receiving distributions pursuant to Article VI and for all other purposes whatsoever.

ARTICLE X

FISCAL YEAR

SECTION 10.1 Fiscal Year. The fiscal year of the Trust (“Fiscal Year”) shall begin on the 1st day of January and end on the 31st day of December of each year. The first Fiscal Year shall commence on August 8, 2003, and end on the 31st day of December, 2003.

ARTICLE XI

AMENDMENT OF TRUST AGREEMENT; MEETINGS

SECTION 11.1 Amendments to the Trust Agreement.

(a) Amendments to this Trust Agreement may be proposed by the Managing Owner or by Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of each Series of the Trust, unless the proposed amendment affects only certain Series, in which case such amendment may be proposed by Limited Owners holding Units equal to at least ten percent (10%) of Net Asset Value of a Series of each affected Series. Following such proposal, the Managing Owner shall submit to the Limited Owners of each affected Series a verbatim statement of any proposed amendment, and statements concerning the legality of such amendment and the effect of such amendment on the limited liability of the Limited Owners. The Managing Owner shall include in any such submission its recommendations as to the proposed amendment. The amendment shall become effective only upon the written approval or affirmative vote of Limited Owners holding Units equal to at least a majority (over 50%) of the Net Asset Value of a Series (excluding Units held by the Managing Owner and its Affiliates) of the Trust or, if the proposed amendment affects only certain Series, of each affected Series, or such higher percentage as may be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth in Section 8.2 hereof and to the effect that the amendment is legal, valid and binding and will not adversely affect the limitations on liability of the Limited Owners as described in Section 8.3 of this Trust Agreement. Notwithstanding the foregoing, where any action taken or authorized pursuant to any provision of this Trust Agreement requires the approval or affirmative vote of Limited Owners holding a greater interest in Limited Units than is required to amend this Trust Agreement under this Section 11.1, and/or the approval or affirmative vote of the Managing Owners, an amendment to such provision(s) shall be effective only upon the written approval or affirmative vote of the minimum number of Unitholders which would be required to take or authorize such action, or as may otherwise be required by applicable law, and upon receipt of an opinion of independent legal counsel as set forth above in this Section 11.1. In addition, except as otherwise provided below, reduction of the capital account of any assignee or modification of the percentage of Profits, Losses or distributions to which an assignee is entitled hereunder shall not be affected by amendment to this Trust Agreement without such assignee’s approval.

(b) Notwithstanding any provision to the contrary contained in Section 11.1(a) hereof, the Managing Owner may, without the approval of the Limited Owners, make such amendments to this Trust Agreement which (i) are necessary to add to the representations, duties or obligations of the Managing Owner or surrender any right or power granted to the Managing Owner herein, for the benefit of the Limited Owners, (ii) are necessary to cure any ambiguity, to correct or supplement any provision herein which may be inconsistent with any other provision herein or in the Prospectus, or to make any other provisions with respect to matters or questions arising under this Trust Agreement or the Prospectus which will not be inconsistent with the provisions of the Trust Agreement or the Prospectus, or (iii) the Managing Owner deems advisable, provided, however, that no amendment shall be adopted pursuant to this clause (iii) unless the adoption thereof (A) is not adverse to the interests of the Limited Owners; (B) is consistent with Section 4.1 hereof; (C) except as otherwise provided in Section 11.1(c) below, does not affect the allocation of Profits and Losses among the Limited Owners or between the Limited Owners and the Managing Owner; and (D) does not adversely affect the limitations on liability of the Limited Owners, as described in Article VIII hereof or the status of the each Series as a partnership for federal income tax purposes.

(c) Notwithstanding any provision to the contrary contained in Sections 11.1(a) and (b) hereof, the Managing Owner may, without the approval of the Limited Owners, amend the provisions of Article VI of this Trust Agreement relating to the allocations of Profits, Losses, Disposition Gain, Disposition Loss and distributions among the Unitholders if the Trust is advised at any time by the Trust’s accountants or legal counsel that the allocations provided in Article VI of this Trust Agreement are unlikely to be respected for federal income tax purposes, either because of the promulgation of new or revised Treasury Regulations under Section 704 of the Code or other developments in the law. The Managing Owner is empowered to amend such provisions to the minimum extent necessary in accordance with the advice of the accountants and counsel to effect the allocations and distributions provided in this Trust Agreement. New allocations made by the Managing Owner in reliance upon the advice of the accountants or counsel described above shall be deemed to be made pursuant to the obligation of the Managing Owner to the Trust and the Limited Owners, and no such new allocation shall give rise to any claim or cause of action by any Limited Owner.

(d) Upon amendment of this Trust Agreement, the Certificate of Trust shall also be amended, if required by the Delaware Statutory Trust Act, to reflect such change.

(e) No amendment shall be made to this Trust Agreement without the consent of the Trustee if such amendment adversely affects any of the rights, duties or liabilities of the Trustee; provided, however, that the Trustee may not withhold its consent for any action which the Limited Owners are permitted to take under Section 8.2(d) above. The Trustee shall execute and file any amendment to the Certificate of Trust if so directed by the Managing Owner or if such amendment is required in the opinion of the Trustee.

(f) No provision of this Agreement may be amended, waived or otherwise modified orally but only by a written instrument adopted in accordance with this Section.

SECTION 11.2 Meetings of the Trust. Meetings of the Unitholders of the Trust or any Series thereof may be called by the Managing Owner and will be called by it upon the written request of Limited Owners holding Units equal to at least ten percent (10%) of the Net Asset Value of a Series of the Trust or any Series thereof. Such call for a meeting shall be deemed to have been made upon the receipt by the Managing Owner of a written request from the requisite percentage of Limited Owners. The Managing Owner shall deposit in the United States mails, within fifteen (15) days after receipt of said request, written notice to all Unitholders of the Trust or any Series thereof of the meeting and the purpose of the meeting, which shall be held on a date, not less than thirty (30) nor more than sixty (60) days after the date of mailing of said notice, at a reasonable time and place. Any notice of meeting shall be accompanied by a description of the action to be taken at the meeting and an opinion of independent counsel as to the effect of such proposed action on the liability of Limited Owners for the debts of the Trust. Unitholders may vote in person or by proxy at any such meeting.

SECTION 11.3 Action Without a Meeting. Any action required or permitted to be taken by Unitholders by vote may be taken without a meeting by written consent setting forth the actions so taken. Such written consents shall be treated for all purposes as votes at a meeting. If the vote or consent of any Unitholder to any action of the Trust or any Unitholder, as contemplated by this Agreement, is solicited by the Managing Owner, the solicitation shall be effected by notice to each Unitholder given in the manner provided in Section 15.4. The vote or consent of each Unitholder so solicited shall be deemed conclusively to have been cast or granted as requested in the notice of solicitation, whether or not the notice of solicitation is actually received by that Unitholder, unless the Unitholder expresses written objection to the vote or consent by notice given in the manner provided in Section 15.4 below and actually received by the Trust within 20 days after the notice of solicitation is effected. The Managing Owner and all persons dealing with the Trust shall be entitled to act in reliance on any vote or consent which is deemed cast or granted pursuant to this Section and shall be fully indemnified by the Trust in so doing. Any action taken or omitted in reliance on any such deemed vote or consent of one or more Unitholders shall not be void or voidable by reason of timely communication made by or on behalf of all or any of such Unitholders in any manner other than as expressly provided in Section 15.4.

ARTICLE XII

TERM

SECTION 12.1 Term. The term for which the Trust and each Series is to exist shall commence on the date of the filing of the Certificate of Trust, and shall expire on December 31, 2053, unless sooner terminated pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

ARTICLE XIII

TERMINATION

SECTION 13.1 Events Requiring Dissolution of the Trust or any Series. The Trust or, as the case may be, any Series thereof shall dissolve at any time upon the happening of any of the following events:

(a) The expiration of the Trust term as provided in Article XII hereof.

(b) The filing of a certificate of dissolution or revocation of the Managing Owner’s charter (and the expiration of ninety (90) days after the date of notice to the Managing Owner of revocation without a reinstatement of its charter) or upon the withdrawal, removal, adjudication or admission of bankruptcy or insolvency of the Managing Owner (each of the foregoing events an “Event of Withdrawal”) unless (i) at the time there is at least one remaining Managing Owner and that remaining Managing Owner carries on the business of the Trust or (ii) within ninety (90) days of such Event of Withdrawal all the remaining Unitholders agree in writing to continue the business of the Trust and to select, effective as of the date of such event, one or more successor Managing Owners. If the Trust is terminated as the result of an Event of Withdrawal and a failure of all remaining Unitholders to continue the business of the Trust and to appoint a successor Managing Owner as provided in clause (b)(ii) above, within one hundred twenty (120) days of such Event of Withdrawal, Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of each Series (not including Units held by the Managing Owner and its Affiliates) may elect to continue the business of the Trust thereof by forming a new statutory trust (the “Reconstituted Trust”) on the same terms and provisions as set forth in this Trust Agreement (whereupon the parties hereto shall execute and deliver any documents or instruments as may be necessary to reform the Trust). Any such election must also provide for the election of a Managing Owner to the Reconstituted Trust. If such an election is made, all Limited Owners of the Trust shall be bound thereby and continue as Limited Owners of the Reconstituted Trust.

(c) The occurrence of any event which would make unlawful the continued existence of the Trust or any Series thereof, as the case may be.

(d) With respect to the Trust, the failure to sell the Subscription Minimums of all Series or, with respect to a Series, the failure to sell the Subscription Minimum during the Initial Offering Period.

(e) In the event of the suspension, revocation or termination of the Managing Owner’s registration as a commodity pool operator under the CE Act, or membership as a commodity pool operator with the NFA unless at the time there is at least one remaining Managing Owner whose registration or membership has not been suspended, revoked or terminated.

(f) The Trust or, as the case may be, any Series becomes insolvent or bankrupt.

(g) The Limited Owners holding Units representing at least a majority (over 50%) of the Net Asset Value of a Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Series, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such Series’ termination.

(h) The Limited Owners of each Series holding Units representing at least a majority (over 50%) of the Net Asset Value of the Series (which excludes the Units of the Managing Owner and its Affiliates) vote to dissolve the Trust, notice of which is sent to the Managing Owner not less than ninety (90) Business Days prior to the effective date of such terminations.

(i) The decline of the Net Asset Value of a Series of the Trust Estate by fifty percent (50%) from the Net Asset Value of a Series of the Trust Estate (i) at the commencement of the Series’ trading activities or (ii) on the first day of a fiscal year, in each case after appropriate adjustment for distributions, additional capital contributions and redemptions.

(j) The determination of the Managing Owner that the Series’ aggregate net assets in relation to the operating expenses of the Series make it unreasonable or imprudent to continue the business of the Series.

The death, legal disability, bankruptcy, insolvency, dissolution or withdrawal of any Limited Owner (as long as such Limited Owner is not the sole Limited Owner of the Trust) shall not result in the termination of the Trust or any Series thereof, and such Limited Owner, his estate, custodian or personal representative shall have no right to withdraw or value such Limited Owner’s Units except as provided in Section 7.1 hereof. Each Limited Owner (and any assignee thereof) expressly agrees that in the event of his death, he waives on behalf of himself and his estate, and he directs the legal representative of his estate and any person interested therein to waive the furnishing of any inventory, accounting or appraisal of the assets of the Series in which they own a Unit and any right to an audit or examination of the books of the Series in which they own a Unit, except for such rights as are set forth in Article IX hereof relating to the Books of Account and reports of the Series.

SECTION 13.2 Distributions on Dissolution. Upon the dissolution of the Trust or any Series, the Managing Owner (or in the event there is no Managing Owner, such person (the “Liquidating Trustee”) as the majority in interest of the Limited Owners may propose and approve) shall take full charge of the Trust’s or Series’ assets and liabilities. Any Liquidating Trustee so appointed shall have and may exercise, without further authorization or approval of any of the parties hereto, all of the powers conferred upon the Managing Owner under the terms of this Trust Agreement, subject to all of the applicable limitations, contractual and otherwise, upon the exercise of such powers, and provided that the Liquidating Trustee shall not have general liability for the acts, omissions, obligations and expenses of the Trust. Thereafter, the business and affairs of the Trust or Series shall be wound up and all assets shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom shall be applied and distributed in the following order of priority: (a) to the expenses of liquidation and termination and to creditors, including Unitholders who are creditors, to the extent otherwise permitted by law, in satisfaction of liabilities of the Trust or Series of the Trust (whether by payment or the making of reasonable provision for payment thereof) other than liabilities for distributions to Unitholders, and (b) to the Managing Owner and each Limited Owner pro rata in accordance with his positive book capital account balance, less any amount owing by such Unitholder to the Trust or Series, after giving effect to all adjustments made pursuant to Article VI and all distributions theretofore made to the Unitholders pursuant to Article VI. After the distribution of all remaining assets of the Trust or Series, the Managing Owner will contribute to the Trust or Series an amount equal to the lesser of (i) the deficit balance, if any, in its book capital account, and (ii) the excess of 1.01% of the total Capital Contributions of the Limited Owners over the capital previously contributed by the Managing Owner. Any Capital Contributions made by the Managing Owner pursuant to this Section shall be applied first to satisfy any amounts then owed by the Trust or Series to its creditors, and the balance, if any, shall be distributed to those Unitholders in the Trust or Series whose book capital account balances (immediately following the distribution of any liquidation proceeds) were positive, in proportion to their respective positive book capital account balances.

SECTION 13.3 Termination; Certificate of Cancellation. Following the dissolution and distribution of the assets of all Series of the Trust, the Trust shall terminate and Managing Owner or Liquidating Trustee, as the case may be, shall execute and cause such certificate of cancellation of the Certificate of Trust to be filed in accordance with the Delaware Statutory Trust Act. Notwithstanding anything to the contrary contained in this Trust Agreement, the existence of the Trust as a separate legal entity shall continue until the filing of such certificate of cancellation.

ARTICLE XIV

POWER OF ATTORNEY

SECTION 14.1 Power of Attorney Executed Concurrently. Concurrently with the written acceptance and adoption of the provisions of this Trust Agreement, each Limited Owner shall execute and deliver to the Managing Owner a Power of Attorney as part of the Subscription Agreement, or in such other form as may be prescribed by the Managing Owner. Each Limited Owner, by its execution and delivery hereof, irrevocably constitutes and appoints the Managing Owner and its officers and directors, with full power of substitution, as the true and lawful attorney-in-fact and agent for such Limited Owner with full power and authority to act in his name and on his behalf in the execution, acknowledgment, filing and publishing of Trust documents, including, but not limited to, the following:

(a) Any certificates and other instruments, including but not limited to, any applications for authority to do business and amendments thereto, which the Managing Owner deems appropriate to qualify or continue the Trust as a statutory trust in the jurisdictions in which the Trust may conduct business, so long as such qualifications and continuations are in accordance with the terms of this Trust Agreement or any amendment hereto, or which may be required to be filed by the Trust or the Unitholders under the laws of any jurisdiction;

(b) Any instrument which may be required to be filed by the Trust under the laws of any state or by any governmental agency, or which the Managing Owner deems advisable to file; and

(c) This Trust Agreement and any documents which may be required to effect an amendment to this Trust Agreement approved under the terms of the Trust Agreement, and the continuation of the Trust, the admission of the signer of the Power of Attorney as a Limited Owner or of others as additional or substituted Limited Owners, or the termination of the Trust, provided such continuation, admission or termination is in accordance with the terms of this Trust Agreement.

SECTION 14.2 Effect of Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner:

(a) Is a special, irrevocable Power of Attorney coupled with an interest, and shall survive and not be affected by the death, disability, dissolution, liquidation, termination or incapacity of the Limited Owner;

(b) May be exercised by the Managing Owner for each Limited Owner by a facsimile signature of one of its officers or by a single signature of one of its officers acting as attorney-in-fact for all of them; and

(c) Shall survive the delivery of an assignment by a Limited Owner of the whole or any portion of his Limited Units; except that where the assignee thereof has been approved by the Managing Owner for admission to the Trust as a substituted Limited Owner, the Power of Attorney of the assignor shall survive the delivery of such assignment for the sole purpose of enabling the Managing Owner to execute, acknowledge and file any instrument necessary to effect such substitution. Each Limited Owner agrees to be bound by any representations made by the Managing Owner and by any successor thereto, determined to be acting in good faith pursuant to such Power of Attorney and not constituting negligence or misconduct.

SECTION 14.3 Limitation on Power of Attorney. The Power of Attorney concurrently granted by each Limited Owner to the Managing Owner shall not authorize the Managing Owner to act on behalf of Limited Owners in any situation in which this Trust Agreement requires the approval of Limited Owners unless such approval has been obtained as required by this Trust Agreement. In the event of any conflict between this Trust Agreement and any instruments filed by the Managing Owner or any new Managing Owner pursuant to this Power of Attorney, this Trust Agreement shall control.

ARTICLE XV

MISCELLANEOUS

SECTION 15.1 Governing Law. The validity and construction of this Trust Agreement and all amendments hereto shall be governed by the laws of the State of Delaware, and the rights of all parties hereto and the effect of every provision hereof shall be subject to and construed according to the laws of the State of Delaware without regard to the conflict of laws provisions thereof; provided, however, that causes of action for violations of federal or state securities laws shall not be governed by this Section 15.1, and provided, further, that the parties hereto intend that the provisions hereof shall control over any contrary or limiting statutory or common law of the State of Delaware (other than the Delaware Statutory Trust Act) and that, to the maximum extent permitted by applicable law, there shall not be applicable to the Trust, the Trustee, the Managing Owner, the Unitholders or this Trust Agreement any provision of the laws (statutory or common) of the State of Delaware (other than the Delaware Statutory Trust Act) pertaining to trusts which relate to or regulate in a manner inconsistent with the terms hereof: (a) the filing with any court or governmental body or agency of trustee accounts or schedules of trustee fees and charges, (b) affirmative requirements to post bonds for trustees, officers, agents or employees of a trust, (c) the necessity for obtaining court or other governmental approval concerning the acquisition, holding or disposition of real or personal property, (d) fees or other sums payable to trustees, officers, agents or employees of a trust, (e) the allocation of receipts and expenditures to income or principal, (f) restrictions or limitations on the permissible nature, amount or concentration of trust investments or requirements relating to the titling, storage or other manner of holding of trust assets, or (g) the establishment of fiduciary or other standards or responsibilities or limitations on the acts or powers of trustees or managers that are inconsistent with the limitations on liability or authorities and powers of the Trustee or the Managing Owner set forth or referenced in this Trust Agreement. Section 3540 of Title 12 of the Delaware Code shall not apply to the Trust. The Trust shall be of the type commonly called a “statutory trust,” and without limiting the provisions hereof, the Trust may exercise all powers that are ordinarily exercised by such a trust under Delaware law. The Trust specifically reserves the right to exercise any of the powers or privileges afforded to statutory trusts and the absence of a specific reference herein to any such power, privilege or action shall not imply that the Trust may not exercise such power or privilege or take such actions.

SECTION 15.2 Provisions In Conflict With Law or Regulations.

(a) The provisions of this Trust Agreement are severable, and if the Managing Owner shall determine, with the advice of counsel, that any one or more of such provisions (the “Conflicting Provisions”) are in conflict with the Code, the Delaware Statutory Trust Act or other applicable federal or state laws, the Conflicting Provisions shall be deemed never to have constituted a part of this Trust Agreement, even without any amendment of this Trust Agreement pursuant to this Trust Agreement; provided, however, that such determination by the Managing Owner shall not affect or impair any of the remaining provisions of this Trust Agreement or render invalid or improper any action taken or omitted prior to such determination. No Managing Owner or Trustee shall be liable for making or failing to make such a determination.

(b) If any provision of this Trust Agreement shall be held invalid or unenforceable in any jurisdiction, such holding shall not in any manner affect or render invalid or unenforceable such provision in any other jurisdiction or any other provision of this Trust Agreement in any jurisdiction.

SECTION 15.3 Construction. In this Trust Agreement, unless the context otherwise requires, words used in the singular or in the plural include both the plural and singular and words denoting any gender include all genders. The title and headings of different parts are inserted for convenience and shall not affect the meaning, construction or effect of this Trust Agreement.

SECTION 15.4 Notices. All notices or communications under this Trust Agreement (other than requests for redemption of Units, notices of assignment, transfer, pledge or encumbrance of Units, and reports and notices by the Managing Owner to the Limited Owners) shall be in writing and shall be effective upon personal delivery, or if sent by mail, postage prepaid, or if sent electronically, by facsimile or by overnight courier; and addressed, in each such case, to the address set forth in the books and records of the Trust or such other address as may be specified in writing, of the party to whom such notice is to be given, upon the deposit of such notice in the United States mail, upon transmission and electronic confirmation thereof or upon deposit with a representative of an overnight courier, as the case may be. Requests for redemption, notices of assignment, transfer, pledge or encumbrance of Units shall be effective upon timely receipt by the Managing Owner in writing.

SECTION 15.5 Counterparts. This Trust Agreement may be executed in several counterparts, and all so executed shall constitute one agreement, binding on all of the parties hereto, notwithstanding that all the parties are not signatory to the original or the same counterpart.

SECTION 15.6 Binding Nature of Trust Agreement. The terms and provisions of this Trust Agreement shall be binding upon and inure to the benefit of the heirs, custodians, executors, estates, administrators, personal representatives, successors and permitted assigns of the respective Unitholders. For purposes of determining the rights of any Unitholder or assignee hereunder, the Trust and the Managing Owner may rely upon the Trust records as to who are Unitholders and permitted assignees, and all Unitholders and assignees agree that the Trust and the Managing Owner, in determining such rights, shall rely on such records and that Limited Owners and assignees shall be bound by such determination.

SECTION 15.7 No Legal Title to Trust Estate. The Unitholders shall not have legal title to any part of the Trust Estate.

SECTION 15.8 Creditors. No creditors of any Unitholders shall have any right to obtain possession of, or otherwise exercise legal or equitable remedies with respect to the Trust Estate.

SECTION 15.9 Integration. This Trust Agreement constitutes the entire agreement among the parties hereto pertaining to the subject matter hereof and supersedes all prior agreements and understandings pertaining thereto.

IN WITNESS WHEREOF, the undersigned have duly executed this Second Amended and Restated Declaration of Trust and Trust Agreement as of the day and year first above written.

WILMINGTON TRUST COMPANY,
as Trustee

By:	/s/ David B. Young
Name:	David B. Young
Title:	Vice President

EQUINOX FUND MANAGEMENT, LLC, as Managing Owner

By:	/s/ Robert J. Enck
Name:	Robert J. Enck
Title:	Chief Executive Officer
All Limited Owners now and hereafter admitted as Limited Owners of the Trust, pursuant to powers of attorney now and hereafter executed in favor of, and granted and delivered to, the Managing Owner

By:	/s/ Robert J. Enck
Attorney-in fact

Exhibit A-1

RESTATED CERTIFICATE OF TRUST

OF

THE FRONTIER FUND

This Restated Certificate of Trust of The Frontier Fund (the “Trust”), is being duly executed and filed by the undersigned, as trustee, to amend and restate the Certificate of Trust of the Trust as filed in the office of the Secretary of State of the State of Delaware on August 8, 2003, in accordance with the provisions of the Delaware Statutory Trust Act (12 Del. C. Section 3801 et seq.) (the “Act”).

The original Certificate of Trust is hereby amended and restated in its entirety, pursuant to Section 3810(c)(1) of the Act, to read as follows:

FIRST: Name: The name of the statutory trust is Equinox Frontier Funds.

SECOND: Delaware Trustee: The name and address of the trustee of the Trust with its principal place of business in the State of Delaware are Wilmington Trust Company, 1100 N. Market Street, Rodney Square North, Wilmington, Delaware 19890-0001.

THIRD: Series: Pursuant to Section 3806(b)(2) of the Act, the Trust shall issue one or more series of beneficial interests having the rights, powers and duties as set forth in the governing instrument of the Trust, as the same may be amended from time to time (each, a “Series”).

FOURTH: Notice of Limitation of Liability of each Series: Pursuant to Section 3804(a) of the Act, there shall be a limitation on liability of each particular Series such that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of that Series only, and not against the assets of the Trust generally or the assets of any other Series, and none of the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series thereof shall be enforceable against the assets of such Series.

FIFTH: Effective Date: This Certificate of Trust shall be effective upon filing.

IN WITNESS WHEREOF, the undersigned has duly executed this Restated Certificate of Trust in accordance with Section 3811(a) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Trustee

By: